Exhibit 99.1

THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION

OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE

SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY

THE BANKRUPTCY COURT. THE DEBTORS RESERVE THE RIGHT TO

AMEND, SUPPLEMENT, OR OTHERWISE MODIFY THIS PLAN PRIOR TO AND UP TO THE DATE OF SUCH HEARING.

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: IRONNET, INC., et al.,[1] Debtors.	) ) ) ) ) ) ) )	Chapter 11 Case No. 23-11710 (BLS) (Jointly Administered)

JOINT CHAPTER 11 PLAN OF

REORGANIZATION OF IRONNET, INC. AND ITS

DEBTOR AFFILIATES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

YOUNG CONAWAY STARGATT & TAYLOR, LLP

Sean M. Beach (No. 4070)

Kenneth J. Enos (No. 4544)

Elizabeth S. Justison (No. 5911)

Timothy R. Powell (No. 6894)

Kristin L. McElroy (No. 6871)

Rodney Square

1000 N. King Street

Wilmington, Delaware 19801

Telephone: (302) 571-6600

Emails:    sbeach@ycst.com

kenos@ycst.com

ejustison@ycst.com

tpowell@ycst.com

kmcelroy@ycst.com

November 20, 2023

[1]

The Debtors in the above captioned chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are as follows: IronNet, Inc. (9446), IronNet Cybersecurity, Inc. (2655), IronNet International, LLC (7621), IronCAD LLC (1162), and HighDegree, LLC (8474). The Debtors’ corporate headquarters is located at 7900 Tysons One Place, Suite 400, McLean, VA 22102.

i

Article V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES; EMPLOYEE BENEFITS; AND INSURANCE POLICIES		36

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	36
B.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	37
C.	Claims Based on Rejection of Executory Contracts and Unexpired Leases	37
D.	Contracts and Leases Entered into After the Petition Date	37
E.	Reservation of Rights	38
F.	Employee Compensation and Benefits in a Restructuring	38

Article VI. PROVISIONS GOVERNING DISTRIBUTIONS		39

A.	Distribution on Account of Claims Allowed as of the Effective Date	39
B.	Distributions on Account of Claims Allowed After the Effective Date	39
C.	Timing and Calculation of Amounts to Be Distributed	39
D.	Delivery of Distributions	40
E.	Compliance with Tax Requirements/Allocations	41
F.	Surrender of Canceled Instruments or Securities	42
G.	Applicability of Insurance Policies	42

Article VII. PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS		42

A.	Allowance of Claims	42
B.	Prosecution of Objections to Claims	43
C.	Estimation of Claims	43
D.	No Distributions Pending Allowance	43
E.	Time to File Objections to Claims	43

Article VIII. CONDITIONS PRECEDENT TO CONFIRMATION AND THE EFFECTIVE DATE		44

A.	Conditions Precedent to Confirmation	44
B.	Conditions Precedent to the Effective Date	44
C.	Waiver of Conditions	45
D.	Effect of Non-Occurrence of Conditions to the Effective Date	45

Article IX. RELEASE, INJUNCTION, AND RELATED PROVISIONS		45

A.	Discharge of Claims and Termination of Equity Interests; Compromise and Settlement of Claims, Equity Interests, and Controversies	45
B.	Releases by the Debtors	46
C.	Third-Party Release	47
D.	Exculpation	48
E.	Injunction	48
F.	Setoffs and Recoupment	49
G.	Release of Liens	49
H.	Subordinated Claims and Interests	49

Article X. RETENTION OF JURISDICTION		50

Article XI. MODIFICATION, REVOCATION, OR WITHDRAWAL OF PLAN		52

A.	Modification of Plan	52
B.	Effect of Confirmation on Modifications	52
C.	Revocation of Plan; Reservation of Rights if Effective Date Does Not Occur	52

Article XII. MISCELLANEOUS PROVISIONS		52

A.	Immediate Binding Effect	52
B.	Additional Documents	53
C.	Reservation of Rights	53
D.	Successors and Assigns	53
E.	Service of Documents	54
F.	Term of Injunctions or Stays	55
G.	Entire Agreement	55
H.	Governing Law	55

I.	Exhibits	56
J.	Nonseverability of Plan Provisions upon Confirmation	56
K.	Conflicts	56
L.	Dissolution of the Committee	56
M.	Section 1125(e) Good Faith Compliance	56

JOINT CHAPTER 11 PLAN OF REORGANIZATION OF IRONNET, INC. AND ITS

DEBTOR AFFILIATES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

IronNet, Inc. and each of the debtors and debtors-in-possession in the above captioned cases (each a “Debtor” and, collectively, the “Debtors”) propose this joint plan of reorganization (the “Plan”) for the resolution of the outstanding Claims against, and Interests in, the Debtors. Capitalized terms used in the Plan and not otherwise defined have the meanings ascribed to such terms in Article I(A) of the Plan.

Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor for the resolution of outstanding Claims and Interests pursuant to the Bankruptcy Code. Each Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code. The classifications of Claims and Interests set forth in Article III of the Plan shall be deemed to apply separately with respect to each Plan proposed by each Debtor, as applicable. The Plan provides for consolidation of the Debtors solely for purposes of voting, Confirmation, and distribution, but not for any other purpose. The Debtors reserve the right to seek substantive consolidation of the Debtors in connection with Confirmation, but substantive consolidation shall not affect the legal and organizational structure of the Reorganized Debtors or their separate corporate existence and will not change the distributions to Holders of Claims compared to what is proposed in the Plan.

The Debtors are pursuing the Restructuring and a Sale Transaction on parallel paths, all as described in further detail in the Disclosure Statement. Any Sale Transaction may be implemented pursuant to this Plan and the Confirmation Order or pursuant to a separate 363 Sale Order. The Debtors may sell all or substantially all of their assets or the Reorganized IronNet Equity in a Sale Transaction under this Plan or a 363 Sale Order, in which case the proceeds thereof shall be distributed in accordance with the applicable provisions of this Plan, the Debtors will be wound down, and the Restructuring will not occur. If the Debtors do not sell all or substantially all of their assets or the Reorganized IronNet Equity under the Plan or a 363 Sale Order, they will consummate the Restructuring.

Reference is made to the Disclosure Statement, filed contemporaneously with the Plan, for a discussion of the Debtors’ history, businesses, results of operations, historical financial information, projections, and future operations, as well as a summary and analysis of the Plan and certain related matters, including distributions to be made under the Plan.

ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

Article I.

DEFINED TERMS AND RULES OF INTERPRETATION

A.	Defined Terms

The following terms shall have the following meanings when used in capitalized form herein:

1. “3i Note” means that certain convertible unsecured note issued by IronNet to 3i, LP under that certain Securities Purchase Agreement, dated September 14, 2022, in the original aggregate principal amount of $10,300,000.

2. “363 Sale Order” means one or more orders of the Bankruptcy Court approving the sale of any assets of the Debtors’ Estates pursuant to section 363(b) of the Bankruptcy Code, but excluding the Confirmation Order as it may pertain to any sale of Acquired Assets under this Plan.

3. “363 Sale Transaction” means any sale of assets of the Debtors’ Estates pursuant to a 363 Sale Order.

4. “363 Sale Transaction Documentation” means one or more asset purchase agreements or purchase and sale agreements and related documents, including, without limitation, the applicable Assumed Contracts List, in each case, in form and substance reasonably acceptable to the Debtors, pursuant to which the Debtors effectuate any 363 Sale Transaction.

5. “Acquired Assets” means all assets contained in the definition or definitions of “acquired assets” set forth in any Sale Transaction Documentation (or such other similar term as may be used in such Sale Transaction Documentation).

6. “Administrative Claim” means a Claim (other than any DIP Facility Claim or Intercompany Claim) for costs and expenses of administration under sections 503(b), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Professional Fee Claims (to the extent Allowed by the Bankruptcy Court); (c) any fees and expenses entitled to be paid under the DIP Orders; and (d) all fees and charges assessed against the Estates under chapter 123 of title 28 United States Code, 28 U.S.C. §§ 1911-1930.

7. “Administrative Claims Bar Date” means the date that is the 30th day after the Effective Date, or such other date as is ordered by the Court.

8. “Agents” means the DIP Agent, Prepetition Agent, and Exit Facility Agent (if any).

9. “Affiliate” means an affiliate as defined in section 101(2) of the Bankruptcy Code.

10. “Allowed” means: (a) any Claim or Interest (i) as to which no objection has been Filed prior to the Claims Objection Deadline and that is evidenced by a Proof of Claim or Interest, as applicable, timely Filed by the applicable Bar Date or that is not required to be evidenced by a Filed Proof of Claim or Interest, as applicable, under the Plan, the Bankruptcy Code, or a Final Order, and no request for estimation or other challenge, including pursuant to section 502(d) of the Bankruptcy Code or otherwise, has been interposed, or (ii) as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective Holder; (b) any Claim or Interest that is scheduled by the Debtors as neither disputed, contingent, nor unliquidated, and as for which no Proof of Claim or Interest, as applicable, has been timely Filed in an unliquidated or a different amount; (c) any Claim or Interest that is compromised, settled, or otherwise resolved pursuant to the authority of the Debtors or the Reorganized Debtors, as applicable; (d) any Claim or Interest as to which the liability of the Debtors or Reorganized Debtors, as applicable, and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court; or (e) any Claim or Interest expressly allowed under this Plan. “Allow,” “Allows,” and “Allowing” shall have correlative meanings.

11. “Assumed Contracts” means those Executory Contracts and Unexpired Leases that are to be (i) assumed by the Debtors in the Restructuring or (ii) assumed and assigned by the Debtors to the applicable Successful Bidder or its designee pursuant to and as set forth in the Confirmation Order and any applicable Sale Transaction Documentation.

12. “Assumed Contracts List” means the list or lists of Assumed Contracts, which will be included in preliminary form in the Plan Supplement.

13. “Assumed Liabilities” has the meaning set forth in any Sale Transaction Documentation (or such other similar term as may be used in such Sale Transaction Documentation).

14. “Avoidance Actions” means any and all avoidance, recovery, subordination, or other claims, actions, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under sections 502, 510, 542, 544, 545, 547 through 553, and 724(a) of the Bankruptcy Code or under similar or related state or federal statutes and common law, including fraudulent transfer laws.

15. “Ballot” means the ballots accompanying the Disclosure Statement upon which certain Holders of Impaired Claims entitled to vote shall, among other things, indicate their acceptance or rejection of the Plan in accordance with the Plan and the procedures governing the solicitation process.

16. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532.

17. “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or such other court having jurisdiction over the Chapter 11 Cases.

18. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases, and the general, local, and chambers rules of the Bankruptcy Court.

19. “Bar Date” means the applicable date established by the Bankruptcy Court by which respective Proofs of Claims and Interests must be filed.

20. “Bidding Procedures” means the bidding procedures attached as Exhibit 1 to the Bidding Procedures Order, as such bidding procedures may be amended from time to time in accordance with its terms.

21. “Bidding Procedures Order” means the Order (I)(A) Establishing Bidding Procedures for Sale of Substantially All Assets, (B) Scheduling Auction and Sale Hearing, and (C) Approving Form and Manner of Notice Thereof, (II) Approving Sale of Substantially All Assets Free and Clear of Liens, Claims, Encumbrances, and Other Interests, and (III) Granting Related Relief [Docket No. 117], as such order may be amended, supplemented, or modified from time to time.

22. “Bridge Lender” has the meaning ascribed to it in the Interim DIP Order.

23. “Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as that term is defined in Bankruptcy Rule 9006(a)).

24. “C5” means C5 Capital Limited and its affiliates.

25. “C5 Notes” means those certain prepetition senior secured convertible promissory notes issued to C5 in the aggregate principal amounts of $2,000,000, $3,000,000, $6,250,000, $600,000, $2,300,000, and $300,000, respectively.

26. “Cash” means the legal tender of the United States of America or the equivalent thereof.

27. “Causes of Action” means any action, claim, cross-claim, third-party claim, cause of action, controversy, dispute, demand, right, lien, indemnity, contribution, guaranty, suit, obligation, liability, loss, debt, fee or expense, damage, interest, judgment, cost, account, defense, remedy, offset, power, privilege, proceeding, license, and franchise of any kind or character whatsoever, known, unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively (including any alter ego theories), whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law (including under any state or federal securities laws). For the avoidance of doubt, Cause of Action also includes (i) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity, (ii) the right to object to Claims or Interests, (iii) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code, (iv) any claim or defense including fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code, and (v) any Avoidance Action or state law fraudulent transfer claim.

28. “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the chapter 11 case filed for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all Debtors, the jointly administered chapter 11 cases for all of the Debtors.

29. “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

30. “Claims Objection Deadline” means the deadline for objecting to a Claim, which shall be on the date that is the later of (a)(i) with respect to Administrative Claims, 150 days after the Administrative Claims Bar Date or (ii) with respect to all other Claims, 180 days after the Effective Date and (b) such other deadline as may be specifically fixed by the Debtors or the Reorganized Debtors, as applicable, or by an order of the Bankruptcy Court for objecting to such Claims.

31. “Claims Register” means the official register of Claims maintained by the Notice and Claims Agent.

32. “Class” means a category of Claims or Interests as set forth in Article III of the Plan pursuant to section 1122(a) of the Bankruptcy Code.

33. “Class 4 Lump Sum Payment” means $[•].

34. “Class 7 Lump Sum Payment” means $[•].

35. “Committee” means the statutory committee of unsecured creditors, if any, appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code by the United States Trustee.

36. “Committee Professionals” means Persons or firms retained by any statutory committee appointed in the Chapter 11 Cases pursuant to section 328 or 1103 of the Bankruptcy Code.

37. “Compensation and Benefits Programs” means all employment, confidentiality, and non-competition agreements, bonus, gainshare, and incentive programs (other than awards of Equity Interests, stock options, restricted stock, restricted stock units, warrants, rights, convertible, exercisable, or exchangeable securities, stock appreciation rights, phantom stock rights, redemption rights, profits interests, equity-based awards, or contractual rights to purchase or acquire equity interest at any time and all rights arising with respect thereto), vacation, holiday pay, severance, retirement, supplemental retirement, executive retirement, pension, deferred compensation, medical, dental, vision, life and disability insurance, flexible spending account, and other health and welfare benefit plans, employee expense reimbursement, and other benefit obligations of the Debtors, and all amendments and modifications thereto, applicable to the Debtors’ employees, former employees, retirees, and non-employee directors and the employees, former employees and retirees of their subsidiaries.

38. “Confirmation” means the entry of the Confirmation Order by the Bankruptcy Court on the docket of the Chapter 11 Cases.

39. “Confirmation Date” means the date upon which Confirmation occurs.

40. “Confirmation Hearing” means the hearing conducted by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

41. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which shall be in form and substance acceptable to C5 and the DIP Lender.

42. “Contract Noticing Procedures” means the procedures and deadlines relating to the provision of notice to and timing for objections by non-Debtor counterparties to Executory Contracts and Unexpired Leases in respect of Cure Costs and any other objections to assumption or assumption and assignment of Executory Contracts and Unexpired Leases, as approved by the Bankruptcy Court in the Contract Procedures Order.

43. “Contract Procedures Order” that certain Order (A) Authorizing Assumption and Assignment of Executory Contracts and Unexpired Leases, (B) Establishing Assumption Procedures, and (C) Granting Related Relief [Docket No. 111].

44. “Cure Cost” means all amounts, including an amount of $0.00, required to cure any monetary defaults under any Executory Contract or Unexpired Lease (or such lesser amount as may be agreed upon by the parties to an Executory Contract or Unexpired Lease) that is to be assumed by the Debtors pursuant to sections 365 or 1123 of the Bankruptcy Code.

45. “D&O Liability Insurance Policies” means, collectively, all insurance policies (including any “tail policies” and all agreements, documents, or instruments related thereto) issued at any time to or providing coverage to of any of the Debtors for current or former directors’, managers’, and officers’ liability.

46. “Debtor Professionals” means Persons or firms retained by the Debtors pursuant to section 327, 328, or 363 of the Bankruptcy Code, including Arnold & Porter Kaye Scholer LLP, Young Conaway Stargatt & Taylor, LLP, Stretto, Inc., and Capstone Partners.

47. “Debtor Release” means the releases set forth in Article IX.B of the Plan.

48. “Debtor Releasing Parties” means the Debtors and the Reorganized Debtors, in their respective individual capacities and as debtors-in-possession, and on behalf of themselves and their respective Estates, including, without limitation, any successor to the Debtors, any Estate representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, and any persons who may purport to assert any Causes of Action derivatively through the foregoing persons.

49. “DIP Agent” means [__________], in its capacity as administrative agent under the DIP Facility, and, if applicable, any successor agent.

50. “DIP Facility” means that certain superpriority, senior secured debtor-in-possession credit facility, the terms of which are governed by the DIP Term Sheet and any agreements entered into in connection therewith, all as approved by the DIP Orders (as may be amended, modified, ratified, extended, renewed, restated or replaced from time to time in accordance with the DIP Term Sheet and the DIP Orders).

51. “DIP Facility Claim” means any Claim held by the DIP Agent or DIP Lender derived from or based upon the DIP Facility or the DIP Orders, including claims for all principal amounts outstanding, interest, fees, and expenses owed under the DIP Term Sheet, including the DIP Term Loan and, if approved by the Bankruptcy Court, the Prepetition Bridge Loan.

52. “DIP Lender” means ITC Global Advisers LLC and/or its designated affiliates and/or related funds or accounts, and any other lender parties that have agreed or may agree from time to time to provide commitments to fund the DIP Facility.

53. “DIP Loans” means the DIP Term Loan and, if approved by the Bankruptcy Court, the Prepetition Bridge Loan.

54. “DIP Orders” means, collectively, the Interim DIP Order, the Final DIP Order, and any other order entered in the Chapter 11 Cases approving the DIP Facility, as such orders may be modified from time to time in accordance with the terms thereof.

55. “DIP Term Loan” means the term loan provided under the DIP Facility.

56. “DIP Term Sheet” means that certain IronNet, Inc. Terms for DIP Financing, as may be amended, supplemented, or modified from time to time, among the Debtors, the DIP Lender, and the DIP Agent.

57. “Director Notes” means those certain senior secured promissory notes issued to [Michael J. Rogers, General Keith B. Alexander, Russell D. Richardson, Vice Admiral Jan E. Tighe, Vice Admiral John M. McConnell, Forgepoint Cybersecurity Fund I, L.P., Forgepoint Cyber Affiliates Fund I, L.P., and Theodore E. Schlein] by IronNet in the aggregate principal amount of $8,475,000.

58. “Director Noteholders” means the holders of the Director Notes.

59. “Disclosure Statement” means the disclosure statement for the Plan, including all exhibits and schedules thereto, as amended, supplemented, or modified from time to time, that is prepared and distributed in accordance with sections 1125, 1126(b), and 1145 of the Bankruptcy Code, Bankruptcy Rule 3018, and other applicable law.

60. “Disclosure Statement Order” means the order of the Bankruptcy Court approving the Disclosure Statement, which shall be in form and substance acceptable to C5 and the DIP Lender.

61. “Disputed” means, with respect to any Claim or Equity Interest, except as otherwise provided herein, a Claim or Equity Interest that is not Allowed and not disallowed under the Plan, the Bankruptcy Code, or a Final Order.

62. “Distribution Agent” means the Debtors or any Entity or Entities chosen by the Debtors, which Entities may include one or more of the Notice and Claims Agent, and the Agents, to make or to facilitate distributions required by the Plan.

63. “Distribution Record Date” means the date for determining which Holders of Claims are eligible to receive initial distributions under the Plan, which date shall be the Confirmation Date.

64. “Effective Date” means the date on which: (a) no stay of the Confirmation Order is in effect; and (b) all conditions specified in Article VIII.A of the Plan have been (i) satisfied or (ii) waived pursuant to Article VIII.A of the Plan.

65. “Employee Stock Options” means the options to purchase the New Common Stock issued to the Debtors’ employees at the discretion of the New Board, which options shall not exceed 15% of the New Common Stock on a fully diluted basis.

66. “Entity” means an entity as defined in section 101(15) of the Bankruptcy Code.

67. “Equity Interest” means any issued, unissued, authorized, or outstanding shares of common stock, preferred stock, or other instrument evidencing an ownership interest in a Debtor, whether or not transferable, together with any warrants, equity-based awards, or contractual rights to purchase or acquire such interests at any time and all rights arising with respect thereto that existed immediately before the Effective Date; provided that Equity Interest does not include any Intercompany Interest.

68. “Equity Sale” means a Plan Sale Transaction in respect of all or substantially all of the Reorganized IronNet Equity.

69. “Estate” means, as to each Debtor, the estate created for such Debtor in its Chapter 11 Case pursuant to sections 301 and 541 of the Bankruptcy Code.

70. “Excluded Assets” means all assets contained in the definition or definitions of “Excluded Assets” set forth in any Sale Transaction Documentation (or such other similar term as may be used in any Sale Transaction Documentation).

71. “Exculpated Party” means collectively, and in each case in its capacity as such: (a) the Debtors; (b) the officers and directors of the Debtors, and any other person serving as a fiduciary of the Debtors’ Estates, in each case, who served at any time between the Petition Date and the Effective Date of this Plan; (c) the Committee; and (d) all financial advisors, attorneys, accountants, investment bankers and other professionals retained by the Debtors or the Committee in these Chapter 11 Cases.

72. “Exculpation” means the exculpation provision set forth in Article IX.D of this Plan.

73. “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

74. “Exit Facility” means the credit facilities made available to the Reorganized Debtors on the Effective Date in the event of a Restructuring on the terms and conditions set forth in the Exit Facility Term Sheet and definitive documentation to be included in the Plan Supplement.

75. “Exit Facility Agent” means the administrative agent under the Exit Facility, and if applicable, any successor agent.

76. “Exit Facility Lenders” means the lenders participating in the Exit Facility from time to time.

77. “Exit Facility Term Sheet” means the term sheet containing the material terms and conditions to be included in the documentation in respect of the Exit Facility.

78. “Final DIP Order” means the Final Order (A) Authorizing the Debtors to (I) Obtain Postpetition Financing and (II) Use Cash Collateral, (B) Granting Liens and Providing Superpriority Administrative Expense Claims, (C) Granting Adequate Protection to Prepetition Secured Parties, (D) Modifying the Automatic Stay, and (E) Granting Related Relief [•].

79. “Final Order” means an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal, seek reconsideration under Rule 59(b) or 59(e) of the Federal Rules of Civil Procedure, seek a new trial, reargument, or rehearing and, where applicable, petition for certiorari has expired and no appeal, motion for reconsideration under Rule 59(b) or 59(e) of the Federal Rules of Civil Procedure, motion for a new trial, reargument or rehearing or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought, or as to which any motion for reconsideration that has been filed pursuant to Rule 59(b) or 59(e) of the Federal Rules of Civil Procedure or any motion for a new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice; provided that the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024, or any analogous rule, may be filed relating to such order or judgment shall not cause such order or judgment not to be a Final Order.

80. “General Administrative Claim” means any Administrative Claim, other than (i) a Professional Fee Claim or (ii) a Claim for fees and charges assessed against the Estates under chapter 123 of title 28 United States Code, 28 U.S.C. §§ 1911-1930.

81. “General Unsecured Claim” means any unsecured Claim (other than a General Administrative Claim, a Professional Fee Claim, a Priority Tax Claim, an Other Priority Claim, an OpCo Other Unsecured Claim, or an Intercompany Claim), including without limitation, (a) Claims arising from the rejection of Unexpired Leases or Executory Contracts, and (b) Claims arising from any litigation or other court, administrative or regulatory proceeding, including damages or judgments entered against, or settlement amounts owing by, a Debtor in connection therewith.

82. “Governmental Unit” means a governmental unit as defined in section 101(27) of the Bankruptcy Code.

83. “Holder” means an Entity holding a Claim or Interest.

84. “Impaired” means “impaired” within the meaning of section 1124 of the Bankruptcy Code.

85. “Indemnification Provisions” means each of the Debtors’ indemnification provisions in effect as of the Petition Date, whether in the Debtors’ bylaws, certificates of incorporation, other formation documents, board resolutions, management or indemnification agreements, employment contracts, or otherwise providing a basis for any obligation of a Debtor to indemnify, defend, reimburse, or limit the liability of, or to advances fees and expenses to, any of the Debtors’ current and former directors, officers, equity holders, managers, members, employees, accountants, investment bankers, attorneys, other professionals, and professionals of the Debtors, and such current and former directors’, officers’, and managers’ respective affiliates, each of the foregoing solely in their capacity as such.

86. “Initial Distribution Date” means the date that is on or as soon as practicable after the Effective Date when distributions under the Plan shall commence for each Class entitled to receive distributions.

87. “Insurance Contract” means all insurance policies that have been issued at any time to or provide coverage to any of the Debtors and all agreements, documents or instruments relating thereto, including but not limited to, D&O Liability Insurance Policies.

88. “Insurer” means any company or other entity that issued an Insurance Contract, any third party administrator, and any respective predecessors and/or affiliates thereof.

89. “Intercompany Claims” means, collectively, any Claim held by a Debtor against another Debtor.

90. “Intercompany Interest” means any issued, unissued, authorized, or outstanding shares of common stock, preferred stock, or other instrument evidencing an ownership interest in a Debtor held by another Debtor.

91. “Interests” means, collectively, Equity Interests and Intercompany Interests.

92. “Interim DIP Order” means the Interim Order (A) Authorizing the Debtors to (I) Obtain Postpetition Financing and (II) Use Cash Collateral, (B) Granting Liens and Providing Superpriority Administrative Expense Claims, (C) Granting Adequate Protection to Prepetition Secured Parties, (D) Modifying the Automatic Stay, (E) Scheduling a Final Hearing, and (F) Granting Related Relief [Docket No. 47].

93. “IronNet” means IronNet, Inc.

94. “IronNet General Unsecured Claims” means, collectively, General Unsecured Claims against IronNet, including the Prepetition Unsecured Note Claims.

95. “IronNet Secured Note Claims” means, collectively, Claims on account of the C5 Notes or the Director Notes.

96. “Korr Note” means that certain secured or unsecured promissory issued by IronNet to Korr Acquisitions Group, Inc. on July 21, 2023, in the aggregate principal amount of $500,000.

97. “Lien” means a lien as defined in section 101(37) of the Bankruptcy Code.

98. “Local Rules” means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware.

99. “Management Incentive Plan” means the management incentive plan of the Reorganized Debtors, which shall include employee stock options exercisable for the purchase of shares of New Common Stock not to exceed 15% on a fully diluted basis at the discretion of the New Board.

100. “New Board” means the initial board of managers or similar governing body of Reorganized IronNet.

101. “New Common Equity” means the common equity in Reorganized IronNet to be authorized, issued, or reserved on the Effective Date pursuant to the Plan.

102. “New Organizational Documents” means amendments to or restatements of the certificate or articles of incorporation, bylaws, limited liability company agreement or operating agreement of the Reorganized Debtors, as applicable, the forms of which shall be included in the Plan Supplement in the event of a Restructuring and which shall be in form and substance acceptable to the DIP Lender and C5.

103. “Non-Debtor Releasing Parties” means, collectively, each of the following in their capacity as such: (a) all Holders of Claims that vote to accept the Plan; (b) all Holders of Claims that are entitled to vote to accept or reject the Plan but that either (x) do not vote to accept or to reject the Plan or (y) vote to reject the Plan and do not affirmatively opt out of granting the releases contained in the Plan; (c) all Holders of Claims that are presumed to accept the Plan; (d) all Holders of Claims that are deemed to reject the Plan and fail to timely object to the releases contained in the Plan; (e) the DIP Agent and the DIP Lender; (f) C5; (g) the Bridge Lender; (h) each Holder of C5 Notes; (i) each Holder of Director Notes; (j) any Successful Bidder, if applicable; and (k) all other Released Parties (other than (1) any Debtor Releasing Party and (2) any Related Person of any Released Party, except to the extent such Released Party is legally entitled to bind such Related Person to the releases contained in the Plan under applicable non-bankruptcy law).

104. “Notice and Claims Agent” means Stretto, Inc., in its capacity as noticing, claims, and solicitation agent for the Debtors, pursuant to one or more orders of the Bankruptcy Court.

105. “OpCo General Unsecured Claims” means, collectively, General Unsecured Claims against Debtors other than IronNet.

106. “OpCo Secured Note Claim” means, collectively, Secured Claims against Debtors other than IronNet.

107. “OpCo Other Unsecured Claims” means, collectively, certain General Unsecured Claims (other than OpCo General Unsecured Claims) against Debtors other than IronNet.

108. “Ordinary Course Professionals Order” means any order of the Bankruptcy Court permitting the Debtors to retain and compensate certain professionals in the ordinary course of their businesses.

109. “Other Priority Claim” means any Claim other than an Administrative Claim, DIP Facility Claim, or Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

110. “Other Secured Claim” means any Secured Claim, other than a DIP Facility Claim, an OpCo Secured Note Claim, or an IronNet Secured Note Claim.

111. “Periodic Distribution Date” means the first Business Day that is as soon as reasonably practicable occurring approximately sixty (60) days after the immediately preceding Periodic Distribution Date.

112. “Person” means a “person” as defined in section 101(41) of the Bankruptcy Code and also includes any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other Entity, whether acting in an individual, fiduciary or other capacity.

113. “Petition Date” means the date on which each of the Debtors commenced the Chapter 11 Cases.

114. “Plan” means this joint plan of reorganization under chapter 11 of the Bankruptcy Code, either in its present form or as it may be altered, amended, modified, or supplemented from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules, or the terms hereof, as the case may be, including all schedules and exhibits, and the Plan Supplement, which is incorporated herein by reference, including all exhibits and schedules hereto and thereto.

115. “Plan Administrator” means the person or entity, or any successor thereto, who, in the event of a Sale Transaction, on and after the Effective Date and shall have the rights, powers, and duties set forth in this Plan. The identity and compensation of the Plan Administrator shall be agreed to by the Debtors and shall be set forth in the Plan Supplement. For the avoidance of doubt, no Plan Administrator will be appointed unless a Sale Transaction occurs. Otherwise, the Plan will be administered by the Reorganized Debtors.

116. “Plan Sale Transaction” means the transfer, in one or more transactions, of the Acquired Assets to the applicable Successful Bidder and the assumption by the applicable Successful Bidder of the Assumed Liabilities free and clear of all Liens, Claims, charges, and other encumbrances (other than the Assumed Liabilities) under this Plan and the Confirmation Order and pursuant to section 1123 of the Bankruptcy Code on the terms and conditions set forth in the Plan Sale Transaction Documentation.

117. “Plan Sale Transaction Documentation” means one or more asset purchase agreements or purchase and sale agreements and related documents, including, without limitation, the Assumed Contracts List, in each case, in form and substance reasonably acceptable to the Debtors, pursuant to which the Debtors will effectuate any Plan Sale Transaction.

118. “Plan Supplement” means a supplement or supplements to the Plan containing certain documents and forms of documents, schedules and exhibits relevant to the implementation of the Plan, to be filed with the Bankruptcy Court, as amended, modified or supplemented from time to time in accordance with the Bankruptcy Code and the Bankruptcy Rules, which, subject to whether the Debtors consummate a Sale Transaction or a Restructuring, may include, but not be limited to the following documents: (a) the New Organizational Documents; (b) the Rejected Contracts List or the Assumed Contracts List; (c) a list of retained Causes of Action; (d) to the extent known, the identity of the members of the New Board; (e) the agreements with respect to the Exit Facility; (f) the documents related to the Management Incentive Plan, (g) the Restructuring Memorandum, and (h) to the extent a Successful Bidder for a Plan Sale Transaction is declared pursuant to the Bidding Procedures, the applicable Plan Sale Transaction Documentation.

119. “Plan Supplement Filing Date” means the date that is the earlier of at least Seven (7) Days prior to (i) the Voting Deadline and (ii) the date on which objections to Confirmation are due pursuant to the Disclosure Statement Order.

120. “Prepetition Bridge Loan” means the $1,500,000 loan advanced by the Bridge Lender to the Debtors prior to the Petition Date in accordance with the DIP Term Sheet.

121. “Prepetition Unsecured Notes” means the Korr Note and the 3i Note.

122. “Prepetition Unsecured Note Claim” means any Claim on account of a Prepetition Unsecured Note.

123. “Priority Tax Claim” means a Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

124. “Pro Rata Share” means (a) with respect to any distribution on account of an Allowed Claim (other than Allowed DIP Facility Claims, Allowed OpCo Secured Note Claims, and Allowed IronNet Secured Note Claims), a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the aggregate amount of all Allowed Claims in its Class and (b) with respect to any distribution on account of an Allowed DIP Claim, an Allowed OpCo Secured Note Claim, or an Allowed IronNet Secured Note Claim, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed DIP Claim, Allowed OpCo Secured Note Claim, or Allowed IronNet Secured Note Claim, as applicable, bears to the aggregate amount of all Allowed DIP Facility Claims, Allowed OpCo Secured Note Claims, and Allowed IronNet Secured Note Claims.

125. “Professional Fee Claim” means a Claim by a Retained Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred during the Chapter 11 Cases, through and including the Effective Date, under sections 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code.

126. “Professional Fee Escrow Account” means an account funded by the Debtors with Cash no later than the Effective Date in an amount equal to the Professional Fee Escrow Amount.

127. “Professional Fee Escrow Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses the Professionals have incurred or will incur in rendering services in connection with the Chapter 11 Cases prior to and as of the Effective Date, which shall be estimated pursuant to the method set forth in Article II.A.2 of the Plan.

128. “Proof of Claim” means a proof of Claim filed against any Debtor in the Chapter 11 Cases.

129. “Reinstated” means, with respect to Claims and Interests, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

130. “Rejected Contracts List” means the list (as determined by the Debtors), of Executory Contracts and/or Unexpired Leases (including any amendments or modifications thereto), if any, that will be rejected pursuant to the Plan.

131. “Related Persons” means collectively with respect to any Person or Entity, such Person or Entity’s respective current officers, directors, managers, members, predecessors, successors and assigns, subsidiaries, affiliated investment funds or investment vehicles, managed accounts or funds, investment managers, financial advisors, attorneys, accountants, investment bankers, and professionals.

132. “Released Party” means, collectively, each in their capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the DIP Agent; (d) each DIP Lender; (e) C5; (f) the Bridge Lender; (g) each Holder of C5 Notes; (h) each Holder of Director Notes; (i) any Successful Bidder, if any; (j) each Exit Lender; and (k) the respective Related Persons for each of the foregoing provided, that, any party identified in clauses (a) through (k) hereof shall not be a Released Party unless such party is also a Releasing Party.

133. “Releasing Party” means, collectively, the Debtor Releasing Parties and the Non-Debtor Releasing Parties, including each Related Person of each Debtor Releasing Party and Non-Debtor Releasing Party, but solely in their capacity as such to the extent such Non-Debtor Releasing Party and Non-Debtor Releasing Party is legally entitled to bind such Related Person to the releases contained in the Plan under applicable non-bankruptcy law; provided, however, for the avoidance of doubt, Holders of Equity Interests in IronNet shall not be Releasing Parties.

134. “Reorganized Debtors” means, on or after the Effective Date in the event a Restructuring is consummated, (a) the Debtors, as reorganized pursuant to and under the Plan, or any successors thereto, by merger, consolidation, or otherwise, and (b) to the extent not already encompassed by clause (a) and solely to the extent contemplated by the Restructuring Memorandum, Reorganized IronNet and any newly formed subsidiaries thereof.

135. “Reorganized IronNet” means, on or after the Effective Date in the event a Restructuring is consummated, IronNet, as reorganized pursuant to and under the Plan, or any successors thereto, by merger, consolidation, or otherwise.

136. “Reorganized IronNet Equity” means the equity of Reorganized IronNet including, in the event the Restructuring occurs, the New Common Stock.

137. “Restructuring Documents” means, collectively, the documents and agreements (and the exhibits, schedules, annexes, and supplements thereto) necessary to implement or entered into in connection with this Plan, including the Plan Supplement.

138. “Restructuring” means a financial restructuring of the Debtors’ capital structure on the terms set forth herein and as described in Article IV.B of the Plan.

139. “Restructuring Memorandum” means a document to be included in the Plan Supplement that will set forth the material components of the Restructuring.

140. “Retained Professional” means an Entity: (a) employed in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327 and/or 1103 of the Bankruptcy Code and to be compensated for services rendered on or prior to the Effective Date, pursuant to sections 327, 328, 329, 330, or 331 of the Bankruptcy Code; or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

141. “Sale Process” means the sale process conducted in accordance with the Bidding Procedures.

142. “Sale Transaction” means a 363 Sale Transaction or a Plan Sale Transaction.

143. “Sale Transaction Documentation” means any 363 Sale Transaction Documentation and any Plan Sale Transaction Documentation.

144. “Sale Transaction Proceeds” means all proceeds from the consummation of the Sale Transaction that are distributable or payable to the Estates, and such proceeds may consist of Cash, debt instruments or other non-Cash consideration.

145. “SEC” means the Securities and Exchange Commission.

146. “Secured Claim” means a Claim: (a) secured by a Lien on property in which one or more Estates has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (b) otherwise Allowed pursuant to the Plan or order of the Bankruptcy Court as a secured claim.

147. “Securities” means any instruments that qualify under Section 2(a)(1) of the Securities Act.

148. “Securities Act” means the Securities Act of 1933, as now in effect or hereafter amended, or any regulations promulgated thereunder.

149. “Successful Bidder” means any Entity or Entities whose bid for all or substantially all of the Debtors’ assets or Reorganized IronNet Equity is selected by the Debtors and approved by the Bankruptcy Court as the highest and otherwise best bid pursuant to the Bidding Procedures. For the avoidance of doubt, the Successful Bidder may be more than one Entity, submitting one or more bids, and, if applicable, use of the term “Successful Bidder” herein may be read as “Successful Bidders”. Where a Successful Bidder has consent rights (or is referenced) under the Plan, such consent rights (or reference) only apply to the extent such consent right (or reference) relates to the respective Successful Bidder’s Sale Transaction.

150. “Third-Party Release” means the releases set forth in Article IX.C of the Plan.

151. “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 or 1123 of the Bankruptcy Code.

152. “Unimpaired” means, with respect to a Claim, Interest, or Class of Claims or Interests, not “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.

153. “United States Trustee” means the Office of the United States Trustee for the District of Delaware.

154. “Voting Deadline” means 5:00 p.m. (prevailing Eastern time) on January 11, 2023, which is the date and time set forth in the Disclosure Statement Order by which Ballots for accepting or rejecting the Plan must be received by the Notice and Claims Agent.

155. “Voting Record Date” means the date established as the voting record date pursuant to the Disclosure Statement Order.

156. “Wind-Down Amount” means, in the event of a Sale Transaction, an amount sufficient to fund (a) the payment in full of Allowed Administrative Claims, Allowed Priority Tax Claims, and Allowed Other Priority Claims to the extent not otherwise assumed under any Sale Transaction Documentation, and (b) the costs to wind down the Estates and Chapter 11 Cases in accordance with the Wind-Down Budget, which amount shall be funded from the Sale Transaction Proceeds.

157. “Wind-Down Budget” means a budget for the reasonable activities and expenses to be incurred in winding down the Chapter 11 Cases in the event of a Sale Transaction, as set forth in the Plan Supplement.

B.	Rules of Interpretation

1. For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine, and the neuter gender; (b) unless otherwise specified, any reference herein to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) unless otherwise specified, any reference herein to an existing document or exhibit having been filed or to be filed shall mean that document or exhibit, as it may thereafter be amended, modified, or supplemented in accordance with the terms thereof; (d) unless otherwise specified, all references herein to “Articles” are references to Articles of the Plan; (e) the words ‘‘herein,’’ “hereof,” and ‘‘hereto’’ refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (g) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (h) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Equity Interests,” “Holders of Interests,” “Disputed Interests,” and the like, as applicable; (i) captions and headings to Articles and subdivisions thereof are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (j) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (k) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (l) any effectuating provisions may be interpreted by the Reorganized Debtors or the Plan Administrator, as applicable, in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity, and such interpretation shall control; and (m) references to docket numbers are references to the docket numbers of documents filed in the Chapter 11 Cases under the Bankruptcy Court’s CM/ECF system.

2. The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. Unless otherwise specified herein, any references to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter.

3. All references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided.

4. Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

Article II.

ADMINISTRATIVE CLAIMS, DIP FACILITY CLAIMS, PRIORITY TAX CLAIMS,

OTHER PRIORITY CLAIMS AND UNITED STATES TRUSTEE STATUTORY FEES

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims (including Professional Fee Claims) and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III.

A.	Administrative Claims

1.	General Administrative Claims

Except to the extent that a Holder of an Allowed General Administrative Claim and the applicable Debtor(s) agree to less favorable treatment with respect to such Allowed General Administrative Claim, each Holder of an Allowed General Administrative Claim will be paid the full unpaid amount of such Allowed General Administrative Claim in Cash: (a) on the Effective Date or as soon as reasonably practicable thereafter or, if not then due, when such Allowed General Administrative Claim is due or as soon as reasonably practicable thereafter; (b) if a General Administrative Claim is Allowed after the Effective Date, on the date such General Administrative Claim is Allowed or as soon as reasonably practicable thereafter or, if not then due, when such Allowed General Administrative Claim is due or as soon as reasonably practicable thereafter; (c) at such time and upon such terms as may be agreed upon by such Holder and the Debtors or the Reorganized Debtors, as the case may be; or (d) at such time and upon such terms as set forth in an order of the Bankruptcy Court; provided that Allowed General Administrative Claims that arise in the ordinary course of the Debtors’ business during the Chapter 11 Cases shall be paid in full in Cash in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice; provided, further, that any Allowed General Administrative Claim that has been assumed by a Successful Bidder under the applicable Sale Transaction Documentation shall not be an obligation of the Debtors and shall not be entitled to any recovery from the Estates under this Plan.

2.	Professional Fee Claims

All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred on and after the Petition Date and prior to and on the Effective Date must be Filed no later than 45 days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules, and prior Bankruptcy Court orders. The Reorganized Debtors or the Plan Administrator, as applicable, shall pay Allowed Professional Fee Claims in Cash to such Retained Professionals in the amount the Bankruptcy Court Allows from funds held in the Professional Fee Escrow Account, as soon as reasonably practicable after such Professional Fee Claims are Allowed by entry of an order of the Bankruptcy Court; provided that the Debtors’ and the Reorganized Debtors’ obligations to pay Allowed Professional Fee Claims shall not be limited or deemed limited to funds held in the Professional Fee Escrow Account.

No later than the Effective Date, the Reorganized Debtors or Plan Administrator, as applicable shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Escrow Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Retained Professionals and for no other Entities until all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full in Cash to the Retained Professionals pursuant to one or more orders of the Bankruptcy Court. No Liens, claims, or interests shall encumber the Professional Fee Escrow Account or Cash held in the Professional Fee Escrow Account in any way. No funds held in the Professional Fee Escrow Account shall be property of the Estates of the Debtors, the Reorganized Debtors, or Plan Administrator, as applicable. Notwithstanding the foregoing sentence, funding of the Professional Fee Escrow Account will not be reported as a disbursement from the Estates, and disbursements from the Professional Fee Escrow on account of payment of Allowed Professional Fee Claims will be reported as disbursements from the Estates on the relevant monthly operating report(s). When all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full in Cash to the Retained Professionals pursuant to one or more orders of the Bankruptcy Court, any remaining funds held in the Professional Fee Escrow Account shall be remitted to the Reorganized Debtors or Plan Administrator, as applicable, without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity. Any further disbursements of such funds shall be reported in accordance with the Bankruptcy Rules.

The Retained Professionals shall deliver to the Debtors a reasonable and good-faith estimate of their unpaid fees and expenses incurred in rendering services to the Debtors (which estimate may include a cushion to cover unexpected or unknown fees) before and as of the Effective Date projected to be outstanding as of the anticipated Effective Date, and shall deliver such estimate no later than three (3) Business Days prior to the anticipated Effective Date. For the avoidance of doubt, no such estimate shall be considered or deemed an admission or limitation with respect to the amount of the fees and expenses that are the subject of a Retained Professional’s final request for payment of Professional Fee Claims Filed with the Bankruptcy Court, and such Retained Professionals are not bound to any extent by the estimates. If a Retained Professional does not provide an estimate, the Debtors may estimate the unpaid and unbilled fees and expenses of such Retained Professional for inclusion in the Professional Fee Escrow Amount. The total aggregate amount so estimated to be outstanding as of the anticipated Effective Date shall be utilized by the Debtors to determine the amount to be funded to the Professional Fee Escrow Account.

3.	Administrative Claims Bar Date

All requests for payment of an Administrative Claim (other than DIP Facility Claims, Cure Costs, Professional Fee Claims, or U.S. Trustee quarterly fees payable pursuant to Article II.D below) that accrued on or before the Effective Date other than in the ordinary course of business must be filed with the Bankruptcy Court and served on the Debtors no later than the Administrative Claims Bar Date. If a Holder of an Administrative Claim (other than DIP Facility Claims, Cure Costs, Professional Fee Claims, or U.S. Trustee quarterly fees payable pursuant to Article II.D below) that is required to, but does not, file and serve a request for payment of such Administrative Claim by the Administrative Claims Bar Date, such Administrative Claim shall be considered Allowed only if the Holder of such Claim obtains a Final Order of the Bankruptcy Court allowing such Claim.

The Reorganized Debtors or Plan Administrator, as applicable, in their sole and absolute discretion, may settle Administrative Claims in the ordinary course of business without further Bankruptcy Court approval. The Debtors, the Reorganized Debtors, or Plan Administrator, as applicable, may also choose to object to any Administrative Claim no later than the Claims Objection Deadline, subject to extensions by the Bankruptcy Court, agreement in writing of the parties, or on motion of a party in interest approved by the Bankruptcy Court. Unless the Debtors, the Reorganized Debtors, or Plan Administrator, as applicable, (or other party with standing) object to a timely-filed and properly served Administrative Claim, such Administrative Claim will be deemed Allowed in the amount requested after expiration of the Claims Objection Deadline (as may be extended). In the event that the Debtors, the Reorganized Debtors, or Plan Administrator object(s) to an Administrative Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court will determine whether such Administrative Claim should be allowed and, if so, in what amount.

B.	DIP Facility Claims

The DIP Facility Claims shall be deemed to be Allowed under the Plan in an amount equal to the DIP Obligations (as defined in the DIP Orders). The DIP Facility Claims shall not be subject to any avoidance, reduction, setoff, recoupment, recharacterization, subordination (equitable, contractual, or otherwise), counterclaim, defense, disallowance, impairment, objection, or any challenge under applicable law or regulation.

Notwithstanding anything to the contrary herein, in full and final satisfaction, settlement, release and discharge of and in exchange for the release of all Allowed DIP Facility Claims, on the Effective Date, the DIP Lender shall receive (i) if the Restructuring is consummated, its Pro Rata Share of the New Common Equity, subject to dilution by the Management Incentive Plan, or (ii) if a Sale Transaction is consummated, unless otherwise agreed to by the DIP Lender, payment in full in Cash from Sale Transaction Proceeds.

Contemporaneously with the effectuation of the final of the foregoing distributions, payments, continuation under the Exit Facility, terminations, or otherwise, the DIP Facility shall be deemed canceled, all commitments under the DIP Orders and any related documentation shall be deemed terminated, all Liens on property of the Debtors or the Reorganized Debtors, as applicable, arising out of or related to the DIP Facility shall automatically terminate, and all collateral subject to such Liens shall be automatically released, in each case without further action by the DIP Agent or the DIP Lender and all guarantees of the Debtors or the Reorganized Debtors arising out of or related to the DIP Facility Claims shall be automatically discharged and released, in each case without further action by the DIP Agent or the DIP Lender. Upon the reasonable request of the Debtors or the Reorganized Debtors, as applicable, and at the Debtors’ or Reorganized Debtors’, as applicable, sole cost and expense, the DIP Agent or the DIP Lender shall take all actions to effectuate and confirm such termination, release and discharge. The Debtors or the Reorganized Debtors as applicable, shall also be authorized to make any such filings contemplated by the foregoing sentence on behalf of the DIP Agent and/or the DIP Lender, at the sole cost and expense of the Debtors or Reorganized Debtors, as applicable, and the DIP Agent and the DIP Lender shall have no liabilities related thereto.

Notwithstanding anything to the contrary in the Plan or the Confirmation Order, the DIP Facility and the DIP Orders and any related documentation shall continue in full force and effect (other than, for the avoidance of doubt, any Liens or other security interests terminated pursuant to this paragraph) after the Effective Date with respect to any unsatisfied obligations thereunder, as applicable, including, but not limited to, those provisions relating to the rights of the DIP Agent and the other DIP Lender to expense reimbursement, indemnification, and other similar amounts (either from the Debtors (which rights shall be fully enforceable against the Debtors or Reorganized Debtors, as applicable) or the DIP Lender) and any provisions that may survive termination or maturity of the DIP Facility in accordance with the terms thereof.

C.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim and the Debtor(s) against which such Allowed Priority Tax Claim is asserted agree to a less favorable treatment, in exchange for full and final satisfaction, settlement, release, and the discharge of each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall receive, at the option of the Debtors, either (i) the full unpaid amount of such Allowed Priority Tax Claim in Cash on the later of the Effective Date and the date on which such Priority Tax Claim becomes an Allowed Claim or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Priority Tax Claim is due or as soon as reasonably practicable thereafter), or (ii) equal annual installment payments in Cash, of a total value equal to the Allowed amount of such Priority Tax Claim, over a period ending not later than five (5) years after the Petition Date; provided that (i) in the event of a Restructuring, notwithstanding any provision of the Plan to the contrary, any Claim on account of a “use tax” assessed or assessable under applicable state law shall be assumed by and Reinstated against the applicable Reorganized Debtor and (ii) in the event of a Sale Transaction, any Allowed Priority Tax Claim that has been expressly assumed by a Successful Bidder under the Sale Transaction Documentation shall not be an obligation of the Debtors. On the Effective Date, any Liens securing any Allowed Priority Tax Claims shall be deemed released, terminated, and extinguished, in each case without further notice to or order of the Bankruptcy Court, act, or action under applicable law, regulation, order or rule, or the vote, consent, authorization, or approval of any Person.

D.	United States Trustee Statutory Fees and Related Reporting Obligations

All fees pursuant to 28 U.S.C. § 1930(a)(6) and any interest assessed pursuant to 31 U.S.C. § 3717 (“U.S. Trustee Fees”) that are due and owing as of the Effective Date shall be paid by the Debtors in full in Cash on the Effective Date. The Debtors shall file all monthly operating reports due prior to the Effective Date when they become due, using UST Form 11-MOR. After the Effective Date, the Reorganized Debtors or the Plan Administrator (if appointed), as applicable, shall file with the Bankruptcy Court separate UST Form 11-PCR reports when they become due. After the Effective Date, the Reorganized Debtors or the Plan Administrator (if appointed), as applicable, shall pay any and all applicable U.S. Trustee Fees in full in Cash when due and payable. The Reorganized Debtors or the Plan Administrator (if appointed), as applicable, shall remain obligated to pay any applicable U.S. Trustee Fees until the earliest of the closure, dismissal, or conversion to a case under chapter 7 of the Bankruptcy Code of the case of that particular Debtor for whom the Reorganized Debtors, or the Plan Administrator (if appointed), as applicable, is responsible. The U.S. Trustee shall not be treated as providing any release under the Plan. U.S. Trustee Fees are Allowed. The U.S. Trustee shall not be required to file any proof of claim or any request for administrative expense for U.S. Trustee Fees. The provisions of this paragraph shall control notwithstanding any other provision(s) in the Plan to the contrary.

Article III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Classification of Claims

The Plan constitutes a separate chapter 11 plan for each Debtor. Except for the Claims addressed in Article II above (or as otherwise set forth herein), all Claims and Interests are placed in Classes for each of the applicable Debtors. Unless otherwise specified, the Plan consolidates Claims against all Debtors solely for purposes of voting, Confirmation, and distribution but not for any other purpose. The Debtors reserve the right to seek substantive consolidation of the Debtors in connection with

Confirmation, but substantive consolidation shall not affect the legal and organizational structure of the Reorganized Debtors or their separate corporate existences and will not change the distributions to Holders of Claims compared to what is proposed in the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, the Debtors have not classified Administrative Claims, DIP Facility Claims, and Priority Tax Claims, as described in Article II.

The categories of Claims and Interests listed below classify Claims and Interests for all purposes, including voting, Confirmation and distribution pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. The Plan deems a Claim or Interest to be classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or an Interest is in a particular Class only to the extent that any such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

Summary of Classification and Treatment of Claims and Interests

Class	Claim	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Presumed to Accept
2	Other Secured Claims	Unimpaired	Presumed to Accept
3	IronNet Secured Note Claims	Impaired	Entitled to Vote
4	IronNet General Unsecured Claims	Impaired	Entitled to Vote
5	OpCo Secured Note Claims	Impaired	Entitled to Vote
6	OpCo General Unsecured Claims	Unimpaired	Presumed to Accept
7	OpCo Other Unsecured Claims	Impaired	Entitled to Vote
8	Intercompany Claims	Unimpaired or Impaired	Presumed to Accept or Deemed to Reject
9	Intercompany Interests	Unimpaired or Impaired	Presumed to Accept or Deemed to Reject
10	Equity Interests in IronNet	Impaired	Deemed to Reject

B.	Treatment of Claims and Interests

1.	Class 1 — Other Priority Claims

a)	Classification: Class 1 consists of all Other Priority Claims.

b)

Treatment: On the Effective Date, except to the extent that a Holder of an Allowed Other Priority Claim and the Debtor against which such Allowed Other Priority Claim is asserted agree to less favorable treatment for such Holder, in full satisfaction of each Allowed Other Priority Claim, each Holder thereof shall receive payment in full in Cash or other treatment rendering such Claim Unimpaired. Any Allowed Other Priority Claim that has been expressly assumed by the applicable Successful Bidder under the applicable Sale Transaction Documentation shall not be an obligation of the Debtors.

c)

Voting: Class 1 is Unimpaired and Holders of Class 1 Other Priority Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 1 Other Priority Claims are not entitled to vote to accept or reject the Plan.

2.	Class 2 — Other Secured Claims

a)	Classification: Class 2 consists of all Other Secured Claims.

b)

Treatment: On the Effective Date, except to the extent that a Holder of an Allowed Other Secured Claim and the Debtor against which such Allowed Other Secured Claim is asserted agree to less favorable treatment for such Holder, each allowed Other Secured Claim shall, at the option of the applicable Debtor (i) be paid in full in Cash including the payment of any interest required to be paid under section 506(b) of the Bankruptcy Code, (ii) receive the collateral securing its allowed Other Secured Claim, or (iii) receive any other treatment that would render such Claim Unimpaired.

c)

Voting: Class 2 is Unimpaired and Holders of Class 2 Other Secured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 2 Other Secured Claims are not entitled to vote to accept or reject the Plan.

3.	Class 3 — IronNet Secured Note Claims

a)	Classification: Class 3 consists of IronNet Secured Note Claims.

b)

Allowance: On the Effective Date, the IronNet Secured Note Claims shall be Allowed in the aggregate principal amount of $[•], plus any interest, fees, expenses, and other amounts due and owing under the IronNet Secured Note Claims as of the Effective Date.

c)	Treatment:

a.	On the Effective Date, each Holder of an Allowed IronNet Secured Note Claim shall receive, in full and final satisfaction of its Allowed IronNet Secured Note Claim:

i.	In the event of a Restructuring, its Pro Rata Share of the New Common Equity in Reorganized IronNet; or

ii.

In the event of a Sale Transaction, except as otherwise provided in and giving effect to any applicable Sale Order, its Pro Rata Share of (1) Cash held by the Debtors immediately following consummation less, (2) without duplication, (a) the Cash to be distributed to Holders of Allowed DIP Facility Claims, Allowed General Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, and Allowed Other Secured Claims as provided herein, (b) the amount required to fund the Professional Fee Escrow Account, and (c) the Wind-Down Budget.

d)	Voting: Class 3 is Impaired and Holders of Class 3 IronNet Secured Note Claims are entitled to vote to accept or reject the Plan.

4.	Class 4 – IronNet General Unsecured Claims

a)	Classification: Class 4 consists of IronNet General Unsecured Claims.

b)

Treatment: Except to the extent previously paid during the Chapter 11 Cases or such Holder agrees to less favorable treatment, each Holder of an Allowed IronNet General Unsecured Claim shall receive, in full and final satisfaction of and in exchange for each such Claim, its Pro Rata Share of the Class 4 Lump Sum Payment.

c)	Voting: Class 4 is Impaired and Holders of Class 4 IronNet General Unsecured Claims are entitled to vote to accept or reject the Plan.

5.	Class 5 – OpCo Secured Note Claims.

a)	Classification: Class 5 consists of OpCo Secured Note Claims.

b)

Allowance: On the Effective Date, solely to the extent that the Final DIP Order does not approve the treatment of the Prepetition Bridge Loan as DIP Loans, the OpCo Secured Note Claims shall be Allowed in the aggregate principal amount of $[1,500,000], plus any interest, fees, expenses, and other amounts due and owing under the IronNet Secured Note Claims as of the Effective Date.

c)	Treatment:

a.	On the Effective Date, each Holder of an Allowed OpCo Secured Note Claim shall receive, in full and final satisfaction of its Allowed IronNet Secured Note Claim:

i.	In the event of a Restructuring, its Pro Rata Share of the New Common Equity in Reorganized IronNet; or

ii.

In the event of a Sale Transaction, except as otherwise provided in and giving effect to any applicable Sale Order, its Pro Rata Share of (1) Cash held by the Debtors immediately following consummation less, (2) without duplication, (a) the Cash to be distributed to Holders of Allowed DIP Facility Claims, Allowed General Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, and Allowed Other Secured Claims as provided herein, (b) the amount required to fund the Professional Fee Escrow Account, and (c) the Wind-Down Budget.

d)	Voting: Class 5 is Impaired and Holders of Class 5 IronNet Secured Note Claims are entitled to vote to accept or reject the Plan.

6.	Class 6 — OpCo General Unsecured Claims.

a)	Classification: Class 6 consists of OpCo General Unsecured Claims.

b)	Allowance: On the Effective Date, OpCo General Unsecured Claims shall be Allowed in accordance with the procedures set forth in Article [VII] of this Plan.

c)

Treatment: On the Effective Date, except to the extent that a Holder of an Allowed OpCo General Unsecured Claim and the Debtors or Reorganized Debtors, as applicable, agree to less favorable treatment for such Holder, and in full and final satisfaction of its Allowed OpCo General

Unsecured Claim, the legal, equitable, and contractual rights of the Holders of any Allowed OpCo General Unsecured Claim shall be unaltered by the Plan. On and after the Effective Date, the Reorganized Debtors or the Plan Administrator, as applicable, shall continue to satisfy, dispute, pursue, or otherwise reconcile each OpCo General Unsecured Claim in the ordinary course of business.

d)

Voting: Class 6 is Unimpaired and Holders of Class 6 OpCo General Unsecured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 6 OpCo General Unsecured Claims are not entitled to vote to accept or reject the Plan.

7.	Class 7 – OpCo Other Unsecured Claims

a)	Classification: Class 7 consists of OpCo Other Unsecured Claims.

b)	Allowance: On the Effective Date, OpCo Other Unsecured Claims shall be Allowed in accordance with the procedures set forth in Article VII of this Plan.

c)

Treatment: Except to the extent previously paid during the Chapter 11 Cases or such Holder agrees to less favorable treatment, each Holder of an Allowed OpCo Other Unsecured Claim shall receive, in full and final satisfaction of and in exchange for each such Claim, its Pro Rata Share of the Class 7 Lump Sum Payment.

d)	Voting: Class 7 is Impaired and Holders of Class 7 OpCo Other Unsecured Claims are entitled to vote to accept or reject the Plan.

8.	Class 8 — Intercompany Claims

a)	Classification: Class 8 consists of all Intercompany Claims.

b)	Treatment:

a.

Notwithstanding any other provision of the Plan, on the Effective Date, except to the extent that a Holder of an Intercompany Claim and the Debtor against which such Intercompany Claim is asserted agree to less favorable treatment for such Holder, each Holder of an Intercompany Claim shall receive, in full and final satisfaction of its Intercompany Claim:

i.

In the event of a Restructuring, Intercompany Claims shall receive no distribution under the Plan, and all Intercompany Claims shall be adjusted, Reinstated, or discharged in the applicable Debtor’s discretion; or

ii.

In the event of a Sale Transaction, Intercompany Claims shall receive no distribution under the Plan, and all Intercompany Claims shall be adjusted, Reinstated, or discharged in the applicable Debtor’s discretion, unless otherwise agreed to by the Debtors and the applicable Successful Bidder in connection with one or more Sale Transactions.

c)

Voting: Class 8 is either (i) Unimpaired and Holders of Class 8 Intercompany Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or (ii) Impaired and not receiving any distribution under the Plan and Holders of Class 8 Intercompany Claims are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, in each case, Holders of Class 8 Intercompany Claims are not entitled to vote to accept or reject the Plan.

9.	Class 9 — Intercompany Interests

a)	Classification: Class 9 consists of all Intercompany Interests.

b)	Treatment:

a.

On the Effective Date, except to the extent that a Holder of an Intercompany Interest and the Debtor against which such Intercompany Interest is asserted agree to less favorable treatment for such Holder, each Holder of an Intercompany Interest shall receive, in full and final satisfaction of its Intercompany Interest:

i.

In the event of a Restructuring, Intercompany Interests shall receive no distribution under the Plan, and all Intercompany Interests shall be adjusted, Reinstated, or discharged in the applicable Debtor’s discretion (with the consent of the Prepetition Agent); or

ii.

In the event of a Sale Transaction, Intercompany Interests shall receive no distribution under the Plan, and all Intercompany Interests shall be adjusted, Reinstated, or discharged in the applicable Debtor’s discretion, unless otherwise agreed to by the Debtors and the applicable Successful Bidder in connection with one or more Sale Transactions.

c)

Voting: Class 9 is either (i) Unimpaired and Holders of Class 9 Intercompany Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or (ii) Impaired and not receiving any distribution under the Plan and Holders of Class 9 Intercompany Interests are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, in each case, Holders of Class 9 Intercompany Interests are not entitled to vote to accept or reject the Plan.

10.	Class 10 — Equity Interests in IronNet.

a)	Classification: Class 10 consists of all Equity Interests in IronNet.

b)

Treatment: On the Effective Date, except to the extent that a Holder of an Allowed Equity Interest in IronNet and the Debtors, Reorganized Debtors, or Plan Administrator, as applicable, agree to less favorable treatment for such Holder, each Holder of an Allowed Equity Interest in IronNet shall receive, in full and final satisfaction of its Allowed Equity Interest in IronNet:

i.

In the event of a Restructuring, Equity Interests in IronNet shall receive no distribution under the Plan, and all Equity Interests in IronNet shall be released, discharged, and extinguished, as the case may be, and shall be of no further force or effect, and such Holder shall receive no recovery on account of such Allowed Equity Interest in IronNet; or

ii.

In the event of a Sale Transaction, except as otherwise provided in and giving effect to any applicable Sale Order, after the Holders of Allowed Claims in Class 10 have been satisfied in full in Cash, Holders of Allowed Equity Interests in IronNet shall receive the amount of Cash, if any, to which Equity Interests in IronNet are legally entitled under the Bankruptcy Code.

c)

Voting: Class 10 is Impaired and Holders of Class 10 Equity Interests in IronNet are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 10 Equity Interests in IronNet are not entitled to vote to accept or reject the Plan.

C.	Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’, the Reorganized Debtors’, or Plan Administrator’s, as applicable, rights in respect of any Unimpaired Claim, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claim; provided, for the avoidance of doubt, notwithstanding anything to the contrary in the Plan or the Confirmation Order or any related documents, (a) the provisions of Articles IX.A, IX.C, and IX.E of the Plan shall not apply with respect to any Unimpaired Claim, (b) such Unimpaired Claim shall not be deemed settled, satisfied, resolved, released, discharged, barred or enjoined by any provision of the Plan, and (c) the property of each Debtor’s Estate that vests in the applicable Reorganized Debtor pursuant to Articles IV.D and IV.O of the Plan shall not be free and clear of such Claims, until (in the case of each of clauses (a), (b), and (c)) such Unimpaired Claim has been (x) paid in full in the Allowed amount of such Claim determined in accordance with applicable law, or on terms agreed to between the Holder of such Claim and the Debtors, Reorganized Debtors, or Plan Administrator, as applicable or in accordance with the terms and conditions of the particular transaction giving rise to such Claim, or (y) otherwise satisfied or disposed of as determined by a court of competent jurisdiction, at which time (in clause (x) or clause (y)) all of the foregoing provisions of the Plan referenced in clauses (a), (b), and (c) shall apply in all respects as to the applicable Unimpaired Claim.

D.	Acceptance or Rejection of the Plan

1.	Presumed Acceptance of Plan

Claims in Class 1, Class 2, and Class 6 are Unimpaired under the Plan and, therefore, their Holders are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Claims in Class 1, Class 2, and Class 6 are not entitled to vote on the Plan and the votes of such Holders shall not be solicited.

2.	Voting Classes

Claims in Classes 3, 4, 5, and 7 are Impaired under the Plan and the Holders of Allowed Claims in Classes 3 and 5 are entitled to vote to accept or reject the Plan.

3.	Deemed Rejection of the Plan

Equity Interests in Class 10 are Impaired under the Plan and their Holders shall receive no distributions under the Plan on account of their Claims or Equity Interests (as applicable) and are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders Equity Interests in Class 10 are not entitled to vote on the Plan, and the votes of such Holders shall not be solicited.

4.	Presumed Acceptance of the Plan or Deemed Rejection of the Plan

Holders of Claims and Interests in Classes 8 and 9 are either (a) Unimpaired and are, therefore, conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or (b) Impaired and shall receive no distributions under the Plan and are, therefore, deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Therefore, Holders of Claims and Interests in Classes 8 and 9 are not entitled to vote on the Plan, and the votes of such Holders shall not be solicited.

E.	Nonconsensual Confirmation

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by an Impaired Class of Claims, determined without including acceptance of the Plan by any insider. The Debtors shall seek Confirmation pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests.

F.	Subordination

The allowance, classification, and treatment of all Allowed Claims and Interests, and the respective distributions and treatments under the Plan, shall take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, except where otherwise provided herein, the Reorganized Debtors or Plan Administrator, as applicable, reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination rights relating thereto.

G.	Elimination of Vacant Classes

Any Class that does not have a Holder of an Allowed Claim or a Claim temporarily Allowed by this Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code. If a Class contains Claims eligible to vote and no Holders of Claims eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be deemed accepted by such Class.

H.	Intercompany Claims

To the extent Reinstated under the Plan, any distributions on account of Intercompany Claims are not being received by Holders of such Intercompany Claims on account of their Intercompany Claims but for the purposes of administrative convenience and due to the importance of maintaining the corporate structure given the various foreign affiliate-subsidiaries of the Debtors, for the ultimate benefit of the Holders of New Common Equity, to preserve ordinary course intercompany operations and in exchange for the Debtors’, Reorganized Debtors’, or Plan Administrator’s, as applicable, agreement under the Plan to make certain distributions to the Holders of Allowed Claims.

Article IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Restructuring

The Restructuring will be consummated unless the Debtors sell all or substantially all of (i) their assets or (ii) the Reorganized IronNet Equity in a Sale Transaction. The Debtors will announce publicly no later than the Confirmation Hearing whether a Restructuring will be consummated pursuant to the Plan.

On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect the Restructuring (including any transaction described in, approved by, contemplated by or necessary to effectuate the Plan), and as set forth in the Restructuring Memorandum, including: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, dissolution or reorganization containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law; (b) the filing of appropriate certificates of incorporation, merger, migration, consolidation, dissolution or other organizational documents with the appropriate governmental authorities pursuant to applicable law; and (c) all other actions that the Reorganized Debtors determine are necessary or appropriate. In connection therewith, the Reorganized Debtors or the Plan Administrator, as applicable, shall be authorized to dissolve any of the Debtors without the necessity for any other or further actions to be taken by or on behalf of such dissolving Debtor or its shareholder or any payments to be made in connection therewith, other than the filing of a certificate of dissolution with the appropriate governmental authorities, pursuant to Section 303 of the Delaware General Corporation Law or other applicable state law.

The Confirmation Order shall and shall be deemed to, pursuant to both section 1123 and section 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan.

B.	Sale Transaction

If a Plan Sale Transaction is to be consummated, upon entry of the Confirmation Order, the Debtors shall be authorized to consummate the applicable Plan Sale Transaction to the applicable Successful Bidder pursuant to the terms of the applicable Plan Sale Transaction Documentation, the Plan, and the Confirmation Order. In the event any Sale Transaction is consummated, the Sale Transaction Proceeds, the Professional Fee Escrow Amount, the Wind-Down Amount, any reserves required pursuant to the applicable Sale Transaction Documentation, the Debtors’ rights under the applicable Sale Transaction Documentation, payments made directly by the applicable Successful Bidder on account of any Assumed Liabilities under the applicable Plan Sale Transaction Documentation, payments of Cure Costs made by the applicable Successful Bidder pursuant to sections 365 or 1123 of the Bankruptcy Code, and/or all Causes of Action not previously settled, released, or exculpated under the Plan, if any, shall be used to fund the distributions to Holders of Allowed Claims against the Debtors in accordance with the treatment of such Claims and subject to the terms provided in this Plan. Unless otherwise agreed in writing by the Debtors and the applicable Successful Bidder, distributions required by this Plan on account of Allowed Claims that are Assumed Liabilities shall be the sole responsibility of the applicable Successful Bidder even if such Claim is Allowed against the Debtors, and such Claims shall have no recovery from the Debtors under the terms of the Plan.

C.	Corporate Existence

Except as otherwise provided in the Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended by the Plan, by the Debtors, or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval.

D.	Vesting of Assets in the Reorganized Debtors

In the event of a Restructuring or Equity Sale, except as otherwise provided in the Plan (including in Article III.C) or any agreement, instrument, or other document incorporated herein, including the Restructuring Memorandum and agreements with respect to the Exit Facility, on the Effective Date, all property of each Estate, including all Excluded Assets (if applicable) and all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, including for the avoidance of doubt any restrictions on the use, acquisition, sale, lease, or disposal of property under section 363 of the Bankruptcy Code.

E.	Indemnification Provisions in Organizational Documents

On and as of the Effective Date, all indemnification obligations currently in place (whether in the bylaws, certificates of incorporation or formation, limited liability company agreements, other organizational or formation documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other Debtor Professionals, as applicable, shall be assumed or assumed and assigned and remain in full force and effect after the Effective Date, and shall survive unimpaired and unaffected, irrespective of when such obligation arose, as applicable. To the extent necessary, the New Organizational Documents adopted as of the Effective Date shall include provisions to give effect to the foregoing. None of the Reorganized Debtors shall amend and/or restate its certificate of incorporation, bylaws, or similar organizational document after the Effective Date to terminate or adversely affect (1) any of the Indemnification Provisions or (2) the rights of such current and former managers, directors, officers, equity holders, members, employees, or agents of the Debtors and such current and former managers’, directors’, officers’, equity holders’, members’, employees’, and agents’ respective affiliates referred to in the immediately preceding sentence.

F.	Cancellation of Agreements and Equity Interests

Except as otherwise provided for in the Plan, on the later of the Effective Date and the date on which the relevant distributions are made pursuant to Article VI: (a) (i) the obligations of the Debtors under the DIP Term Sheet, the DIP Orders, the DIP Facility, the Prepetition Bridge Loan, the C5 Notes, the Director Notes, the Prepetition Unsecured Notes, and any other note, bond, indenture, or other instrument or document directly or indirectly evidencing or creating any indebtedness of the Debtors; and (ii) any certificate, equity security, share, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating an ownership interest in the Debtors (except, in each case, such certificates, notes or other instruments or documents evidencing indebtedness or obligation of or ownership interest in the Debtors that are Reinstated pursuant to the Plan), shall be cancelled solely as to the Debtors and their Affiliates, and the Reorganized Debtors and their Affiliates shall not have any continuing obligations thereunder; and (b) the obligations of the Debtors and their Affiliates pursuant, relating or pertaining to any agreements, indentures, certificates of designation, bylaws or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, indentures, purchase rights, options, or other instruments or documents evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors (except such agreements, certificates, notes or other instruments evidencing indebtedness or obligation of or ownership interest in the Debtors that are specifically Reinstated or entered into pursuant to the Plan) shall be released and discharged.

G.	Sources for Plan Distributions

In the event of a Restructuring, the Debtors shall fund Cash distributions under the Plan with: (1) Cash on hand, including Cash from operations and the proceeds of the DIP Facility, and (2) the proceeds of the Exit Facility. Cash payments to be made pursuant to the Plan will be made by the Reorganized Debtors or the Distribution Agent in accordance with Article VI.

In the event of a Sale Transaction, the Debtors shall fund distributions under the Plan from Cash on hand (if any) and the Sale Transaction Proceeds in accordance with the terms of the Sale Transaction Documents and the Plan.

H.	Exit Facility

In the event of a Restructuring, Confirmation of the Plan shall be deemed to constitute approval by the Bankruptcy Court of the Exit Facility and related agreements (including all transactions contemplated thereby, such as any supplementation or additional syndication of the Exit Facility, and all actions to be taken, undertakings to be made and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities and expenses provided for therein) and, subject to the occurrence of the Effective Date, authorization for the applicable Reorganized Debtors to enter into and perform their obligations in connection with the Exit Facility.

In the event of a Restructuring, on the Effective Date, the agreements with respect to the Exit Facility shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the Exit Facility are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law. On the Effective Date, all of the Liens and security interests to be granted in connection with the Exit Facility (1) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted in accordance with the Exit Facility, (2) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under in connection with the Exit Facility, and (3) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the Entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

I.	Reorganized Debtors’ Ownership In the Event of a Restructuring

In the event of a Restructuring, on the Effective Date, in accordance with the terms of the Plan and as further set forth in the Plan Supplement, Reorganized IronNet shall issue 100% of the New Common Equity to the DIP Lender, and Holders of IronNet Secured Note Claims, and Holders of OpCo Secured Note Claims in each case, subject to dilution by the Management Incentive Plan. The issuance of the New Common Equity by Reorganized IronNet pursuant to the Plan is authorized without the need for further corporate action, and all of the New Common Equity issued or issuable pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.

Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the New Common Stock, including shares issued pursuant to the Equity Rights Offering, through the facilities of The Depository Trust Company, the Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the New Common Stock under applicable securities laws. The Depository Trust Company shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the New Common Stock are exempt from registration and/or eligible for The Depository Trust Company book-entry delivery, settlement and depository services. Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, The Depository Trust Company) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Common Stock is exempt from registration and/or eligible for The Depository Trust Company book-entry delivery, settlement and depository services.

J.	Exemption from Registration Requirements

The offering, issuance, and distribution of any Securities, including the New Common Equity in exchange for Claims pursuant to Article III of the Plan, shall be exempt from, among other things, the registration requirements of Section 5 of the Securities Act pursuant to section 1145 of the Bankruptcy Code. Except as otherwise provided in the Plan or the governing certificates or instruments, any and all such New Common Equity so issued under the Plan will be freely tradable under the Securities Act by the recipients thereof, subject to: (1) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in Section 2(a)(11) of the Securities Act, and compliance with any applicable state or foreign securities laws, if any, and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such Securities or instruments; (2) the restrictions, if any, on the transferability of such Securities and instruments; and (3) any other applicable regulatory approval.

Notwithstanding anything to the contrary in the Plan, no Entity shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Common Equity are exempt from registration.

K.	Organizational Documents

In the event of a Restructuring or Equity Sale, subject to Articles IV.E and IV.F of the Plan, the Reorganized Debtors shall enter into such agreements and amend their corporate governance documents to the extent necessary to implement the terms and provisions of the Plan, which shall: (1) contain terms consistent with the Plan Supplement; (2) authorize the issuance, distribution, and reservation of the Reorganized IronNet Equity and the Employee Stock Options to the Persons or Entities entitled to receive such issuances, distributions and reservations, as applicable under the Plan; and (3) pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, and limited as necessary to facilitate compliance with non-bankruptcy federal laws, prohibit the issuance of non-voting equity securities. Without limiting the generality of the foregoing, as of the Effective Date, Reorganized IronNet shall be governed by the New Organizational Documents applicable to it. From and after the Effective Date, the organizational documents of each of the Reorganized Debtors will comply with section 1123(a)(6) of the Bankruptcy Code, as applicable. On or immediately before the Effective Date, each Reorganized Debtor will file its New Organizational Documents with the applicable Secretary of State and/or other applicable authorities in its state of incorporation or formation in accordance with the applicable laws of its state of incorporation or formation, to the extent required for such New Organizational Documents to become effective. After the Effective Date, the Reorganized Debtors may amend and restate the formation, incorporation, organizational, and constituent documents, as applicable, as permitted by the laws of its jurisdiction of formation or incorporation, as applicable, and the terms of such documents.

L.	Exemption from Certain Transfer Taxes and Recording Fees

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor or to any Entity pursuant to or in connection with the Plan (including, if applicable, the Sale Transaction), including: (1) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the Debtors or the Reorganized Debtors; (2) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (3) the making, assignment, or recording of any lease or sublease; or (4) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any U.S. federal, state or local document recording tax, stamp tax, conveyance fee, intangibles, or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate U.S. state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

M.	Other Tax Matters

In the event of a Restructuring, from and after the Effective Date, the Reorganized Debtors shall be authorized to make and to instruct any of their wholly-owned subsidiaries to make any elections available to them under applicable law with respect to the tax treatment of the Restructuring as specified in the Restructuring Memorandum.

N.	Plan Administrator

In the event of a Sale Transaction, on and after the Plan Effective Date, the Plan Administrator shall act for the Debtors in the same fiduciary capacity as applicable to a board of managers, directors, and officers, subject to the provisions hereof (and all certificates of formation, membership agreements, and related documents are deemed amended by the Plan to permit and authorize the same). On the Effective Date, the authority, power, and incumbency of the persons acting as managers, directors, and officers of the Debtors shall be deemed to have terminated, the persons acting as managers, directors, and officers of the Debtors shall be deemed to have resigned, and a representative of the Plan Administrator shall be appointed as the sole manager and sole officer of the Debtors, and shall succeed to the powers of the Debtors’ managers, directors, and officers. From and after the Effective Date, the Plan Administrator shall be the sole representative of, and shall act for, the Debtors. The Plan Administrator shall use commercially reasonable efforts to operate in a manner consistent with the Wind-Down Budget. The Plan Administrator shall carry out any necessary functions required by the applicable Sale Transaction Documentation.

O.	Directors and Officers of the Reorganized Debtors In the Event of a Restructuring or Equity Sale

1.	The New Board

As of the Effective Date, the terms of the current members of the board of directors of IronNet shall expire and, without further order of the Bankruptcy Court or other corporate action by the Debtors or the Reorganized Debtors, the New Board shall be approved. The New Board or managers (as applicable) and the officers of the Reorganized Debtors shall be appointed in accordance with the respective New Organizational Documents. The officers and overall management structure of the Reorganized Debtors, and all officers and management decisions with respect to the Reorganized Debtors (and/or any of their direct or indirect subsidiaries), compensation arrangements, and affiliate transactions shall be subject to the required approvals and consents set forth in the New Organizational Documents.

In the event of a Restructuring, the New Board will initially consist of [__] members to be selected by the DIP Lender and C5 in accordance with the New Organizational Documents. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will, to the extent reasonably practicable, disclose in advance of Confirmation the identity and affiliations of any person proposed to serve on the New Board.

From and after the Effective Date, each director, officer, or manager of the Reorganized Debtors shall be appointed and serve pursuant to the terms of its respective charters and bylaws or other formation and constituent documents, and the New Organizational Documents, and applicable laws of the respective Reorganized Debtor’s jurisdiction of formation. To the extent that any such director or officer of the Reorganized Debtors is an “insider” pursuant to section 101(31) of the Bankruptcy Code, the Debtors will disclose the nature of any compensation to be paid to such director or officer.

2.	Senior Management

The existing officers of the Debtors as of the Effective Date shall remain in their current capacities as officers of the Reorganized Debtors, subject to the ordinary rights and powers of the New Board to remove or replace them and any applicable employment agreements that are assumed pursuant to the Plan.

P.	Directors and Officers Insurance Policies

In accordance with and without altering Article V.A of the Plan, (i) on the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall be deemed to have assumed all of the Debtors’ D&O Liability Insurance Policies (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) in effect prior to the Effective Date pursuant to sections 105 and 365(a) of the Bankruptcy Code, without the need for any further notice to or action, order, or approval of the Bankruptcy Court; (ii) confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no Proof of Claim need be filed; (iii) the Debtors and the Reorganized Debtors, as applicable, shall retain the ability to supplement such D&O Liability Insurance Policies as the Debtors or Reorganized Debtors, as applicable, may deem necessary; and (iv) for the avoidance of doubt, entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the assumption of each of the unexpired D&O Liability Insurance Policies.

In addition, on or after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any D&O Liability Insurance Policies (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) in effect on or prior to the Effective Date, with respect to conduct occurring prior thereto, and all current and former directors, officers, and managers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policies for the full term of such policies regardless of whether such current and former directors, officers, and managers remain in such positions after the Effective Date, all in accordance with the terms and conditions of the D&O Liability Insurance Policies, which shall not be altered.

For the avoidance of doubt, on and after the Effective Date, each of the Reorganized Debtors shall be authorized to purchase a directors’ and officers’ liability insurance policy for the benefit of their respective directors, members, trustees, officers, and managers in the ordinary course of business.

Q.	Preservation of Rights of Action

In accordance with section 1123(b) of the Bankruptcy Code, but subject to the releases set forth in this section and in Article IX below, and to the extent not transferred to a Successful Bidder in any Sale Transaction, all Causes of Action that a Debtor may hold against any Entity shall vest in the applicable Reorganized Debtor or Plan Administrator on the Effective Date. Thereafter, the Reorganized Debtors or Plan Administrator, as applicable, shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, whether arising before or after the Petition Date, and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any specific Cause of Action as any indication that the Debtors, Reorganized Debtors, or Plan Administrator will not pursue any and all available Causes of Action. The Debtors, Reorganized Debtors, and the Plan Administrator expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to any Cause of Action upon, after, or as a consequence of the Confirmation or the occurrence of the Effective Date.

Notwithstanding any provision in the Plan or any order entered in these Chapter 11 Cases, the Debtors, Reorganized Debtors, and Plan Administrator forever waive, relinquish, and release any and all Causes of Action the Debtors and their Estates had, have, or may have against any Released Party.

R.	Corporate Action

Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized, approved, and, to the extent taken prior to the Effective Date, ratified without any requirement for further action by Holders of Claims or Interests, directors, managers, or officers of the Debtors, the Reorganized Debtors, the Plan Administrator, or any other Entity, including, as applicable: (1) rejection or assumption, as applicable, of Executory Contracts and Unexpired Leases; (2) selection of the directors, managers, and officers for the Reorganized Debtors; (3) the execution of any agreements with respect to the Exit Facility, and the filing or adoption of the New Organizational Documents; (4) the issuance and distribution of the Reorganized IronNet Equity and the Employee Stock Options; and (5) all other acts or actions contemplated, or reasonably necessary or appropriate to promptly consummate the transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the company structure of the Debtors, and any company action required by the Debtors in connection therewith, shall be deemed to have occurred on, and shall be in effect as of, the Effective Date, without any requirement of further action by the security holders, directors, managers, authorized persons, or officers of the Debtors.

On or prior to the Effective Date, the appropriate officers, directors, managers, or authorized persons of the Debtors (including any president, vice-president, chief executive officer, treasurer, general counsel, or chief financial officer thereof) shall be authorized and directed to issue, execute and deliver the agreements, documents, securities, certificates of incorporation, certificates of formation, bylaws, operating agreements, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the applicable Debtors or applicable Reorganized Debtors, including (x) any agreements or instruments with respect to the Exit Facility and the New Organizational Documents and (y) any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this Article IV.S shall be effective notwithstanding any requirements under non-bankruptcy law.

S.	Effectuating Documents; Further Transactions

Prior to, on, and after the Effective Date, the Debtors and Reorganized Debtors and the directors, managers, officers, authorized persons, and members of the boards of directors or managers and directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, securities, notes, instruments, certificates, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and provisions of the Plan, agreements or instruments with respect to the Exit Facility, the New Organizational Documents, and any Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, actions, or consents except for those expressly required pursuant to the Plan.

T.	Management Incentive Plan

In the event of a Restructuring, the New Board shall adopt the Management Incentive Plan. Confirmation of the Plan does not constitute the Court’s approval or endorsement of the terms of the Management Incentive Plan.

U.	Company Status Upon Emergence

In the event of a Restructuring, following the Effective Date and subject to the terms and conditions of the New Organizational Documents, the New Board will direct the Reorganized Debtors’ determination regarding a public listing, if any, of the New Common Equity in accordance with the New Organizational Documents.

V.	Wind-Down

In the event of a Sale Transaction, on and after the Effective Date, in accordance with the Wind-Down Budget, the Debtors shall (1) continue in existence for purposes of (a) winding down the Debtors’ businesses and affairs as expeditiously as reasonably possible, (b) resolving Disputed Claims as provided hereunder, (c) paying Allowed Claims not assumed by the applicable Successful Bidder as provided hereunder, (d) filing appropriate tax returns, (e) complying with their continuing obligations under the applicable Sale Transaction Documentation (including with respect to the transfer of permits to the applicable Successful Bidder as contemplated therein), and (f) administering the Plan in an efficacious manner; and (2) thereafter liquidate and dissolve as set forth in the Plan. The Plan Administrator shall carry out these actions for the Debtors.

W.	Wind-Down Amount.

In the event of a Sale Transaction, on the Effective Date, the Debtors shall retain proceeds from the Wind-Down Amount in accordance with the terms of the Wind-Down Budget. Any remaining amounts in the Wind-Down Amount following all required distributions therefrom in accordance with the terms of the Wind-Down Budget shall promptly be distributed in accordance with the Bankruptcy Code and this Plan.

X.	Dissolution of the Boards of the Debtors.

In the event of a Sale Transaction, as of the Effective Date, the Plan Administrator shall act as the sole officer, director, and manager, as applicable, of the Debtors with respect to their affairs. Subject in all respects to the terms of this Plan, the Plan Administrator shall have the power and authority to take any action necessary to wind down and dissolve any of the Debtors, and shall be authorized to (a) file a certificate of dissolution for any of the Debtors, together with all other necessary corporate and company documents, to effect the dissolution of the Debtors under the applicable laws of the applicable state(s) of formation; and (b) complete and file all final or otherwise required federal, state, and local tax returns and shall pay taxes required to be paid for any of the Debtors, and pursuant to section 505(b) of the Bankruptcy Code, request an expedited determination of any unpaid tax liability of any of the Debtors or their Estates for any tax incurred during the administration of such Debtor’s Chapter 11 Case, as determined under applicable tax laws.

The filing by the Plan Administrator of any of the Debtors’ certificate of dissolution shall be authorized and approved in all respects without further action under applicable law, regulation, order, or rule, including any action by the stockholders, members, board of directors, or board of managers of any of the Debtors or any of their Affiliates.

Y.	Closing the Chapter 11 Cases

When all Disputed Claims have become Allowed or disallowed, the Reorganized Debtors or Plan Administrator, as applicable, may seek authority from the Bankruptcy Court to close any remaining Chapter 11 Cases of the Debtors in accordance with the Bankruptcy Code and the Bankruptcy Rules.

Notwithstanding the foregoing, as of the Effective Date, the Reorganized Debtors or the Plan Administrator, as applicable, may file one motion seeking authority to close the Chapter 11 Cases of all of the Debtors except for Debtor IronNet and to change the caption of the Chapter 11 Cases accordingly. Nothing in the Plan shall authorize the closing of any case retroactive to a date that precedes the date any such order is entered. Any request for retroactive relief shall be made on motion served on the United States Trustee, and the Bankruptcy Court shall rule on such request after notice and a hearing. Upon the Filing of a motion to close the Chapter 11 Case of IronNet, the Reorganized Debtors or Plan Administrator, as applicable, shall file a final report with respect to all of the Chapter 11 Cases pursuant to Local Rule 3022-1(c).

Article V.

TREATMENT OF EXECUTORY CONTRACTS

AND UNEXPIRED LEASES; EMPLOYEE BENEFITS; AND INSURANCE POLICIES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, in the event any Plan Sale Transaction is consummated, the Assumed Contracts to be assumed and assigned in connection with such Plan Sale Transaction will be deemed assumed and assigned to the applicable Successful Bidder in accordance with the applicable Plan Sale Transaction Documentation.

On the Effective Date, in the event of a Restructuring, except as otherwise provided in herein, any Executory Contracts and Unexpired Leases (i) not previously assumed, or (ii) not previously rejected pursuant to an order of the Bankruptcy Court, will be deemed assumed as of the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code except any Executory Contract or Unexpired Lease (1) identified on the Rejected Contracts List (which shall initially be filed with the Bankruptcy Court on the Plan Supplement Filing Date) as a contract or lease to be rejected, (2) that is the subject of a separate motion or notice to reject pending as of the Confirmation Date, or (3) that previously expired or terminated pursuant to its own terms (disregarding any terms the effect of which is invalidated by the Bankruptcy Code).

On the Effective Date, in the event of a Sale Transaction, except as otherwise provided herein, any Executory Contract or Unexpired Lease (i) not previously assumed, (ii) not assumed and assigned in accordance with any Sale Transaction Documentation, or (iii) not previously rejected pursuant to an order of the Bankruptcy Court, and (iv) is not the subject of a pending motion to reject, assume or assume and assign as of the Effective Date will be deemed rejected.

Entry of the Confirmation Order by the Bankruptcy Court shall constitute an order approving the assumptions or rejections of the Debtors’ Executory Contracts and Unexpired Leases pursuant to sections 365(a) and 1123 of the Bankruptcy Code and effective on the occurrence of the Effective Date or, as to rejected Executory Contracts and Unexpired Leases, on any date after entry of the Confirmation Order identified on the Rejected Contracts List or other motion or notice to reject. Each Executory Contract and Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order, and not assigned to a third party (including the applicable Successful Bidder in the event of a Sale Transaction) on or prior to the Effective Date, shall re-vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as such terms may have been modified by order of the Bankruptcy Court or agreement of the parties. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease or the execution of any other Restructuring (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. For the avoidance of doubt, consummation of the Restructuring shall not be deemed an assignment of any Executory Contract or Unexpired Lease of the Debtors, notwithstanding any change in name, organizational form, or jurisdiction of organization of any Debtor in connection with the occurrence of the Effective Date.

Notwithstanding anything to the contrary in the Plan, the Debtors or Reorganized Debtors, as applicable, reserve the right to amend or supplement the Rejected Contracts List in their discretion prior to the Effective Date (or such later date as may be permitted by Article V.B or Article V.E below), provided that the Debtors shall give prompt notice of any such amendment or supplement to any affected counterparty and such counterparty shall have a reasonable opportunity to object thereto on any grounds.

Notwithstanding anything to the contrary herein, the terms of any 363 Sale Transaction Documentation and any 363 Sale Order shall govern the cure of defaults, assumption and assignment, and compliance with section 365 of the Bankruptcy Code with respect to any Executory Contracts or Unexpired Leases assumed and assigned pursuant to such 363 Sale Transaction Documentation and 363 Sale Order.

B.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed or assumed and assigned pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Cost in Cash on the Effective Date or as soon as reasonably practicable, subject to the limitation described below, or on such other terms as the parties to such Executory Contract or Unexpired Lease may otherwise agree, in each case subject to any applicable Plan Sale Transaction Documentation.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full satisfaction and cure of any Claims and defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, under any assumed Executory Contract or Unexpired Lease arising at any time prior to the effective date of assumption. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption, assumption and assignment, or Cure Cost in accordance with the Contract Noticing Procedures will be deemed to have assented to such assumption, assumption and assignment, and Cure Cost.

C.	Claims Based on Rejection of Executory Contracts and Unexpired Leases

Unless otherwise provided by a Bankruptcy Court order, any Proofs of Claim asserting Claims arising from the rejection of the Executory Contracts and Unexpired Leases by virtue of this Plan must be filed with the Notice and Claims Agent within thirty (30) days after the Effective Date. Any Proofs of Claim arising from the rejection of the Executory Contracts and Unexpired Leases that are not timely filed shall be subject to disallowance by further order of the Court upon objection on such grounds. All Allowed Claims arising from the rejection of the Executory Contracts and Unexpired Leases shall constitute General Unsecured Claims and shall be treated in accordance with Article III.B of the Plan.

D.	Contracts and Leases Entered into After the Petition Date

The Debtors or Reorganized Debtors, and, to the extent assigned to a Successful Bidder in the event of a Sale Transaction, the Successful Bidder, as applicable, will perform under any contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by any Debtor, and will be liable thereunder in the ordinary course of business.

E.	Reservation of Rights

Neither the exclusion nor inclusion of any contract or lease in the Rejected Contracts List or Assumed Contracts List, as applicable, nor anything contained in the Plan or Sale Transaction Documentation, nor the Debtors’ delivery of a notice of proposed assumption and proposed Cure Cost to any contract and lease counterparties, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors, Reorganized Debtors, or Plan Administrator, as applicable, shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease. If there is a dispute regarding a Debtor’s or Reorganized Debtor’s liability under an assumed Executory Contract or Unexpired Lease, the Reorganized Debtors or Plan Administrator, as applicable, shall be authorized to move to have such dispute heard by the Bankruptcy Court pursuant to Article X.C of the Plan.

F.	Employee Compensation and Benefits in a Restructuring

1. Compensation and Benefits Programs

Subject to the provisions of the Plan, all Compensation and Benefits Programs shall be treated as Executory Contracts under the Plan and, in the event of a Restructuring, with the consent of the DIP Agent, deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code. In the event of a Sale Transaction, the Compensation and Benefits Programs shall either be assumed and assigned upon consummation of an applicable Sale Transaction in accordance with the terms and conditions of the applicable Sale Transaction Documentation or, if no Successful Bidder assumes the Compensation and Benefits Programs, rejected. In the event of a Restructuring or assumption by a Successful Bidder of the Compensation and Benefits Programs, all Proofs of Claim filed for amounts due under any Compensation and Benefits Program shall be considered satisfied by the applicable agreement and/or program and agreement to assume and cure in the ordinary course as provided in the Plan.

The Restructuring, or any assumption of Compensation and Benefits Programs pursuant to the terms herein, shall not be deemed to trigger any applicable change of control, vesting, termination, acceleration or similar provisions therein. No counterparty shall have rights under a Compensation and Benefits Program assumed pursuant to the Plan other than those applicable immediately prior to such assumption.

2. Workers’ Compensation Programs

In the event of a Restructuring, as of the Effective Date, with the consent of the DIP Agent, except as set forth in the Plan Supplement, the Debtors and the Reorganized Debtors shall continue to honor their obligations under: (1) all applicable state workers’ compensation laws; and (2) the Debtors’ written contracts, agreements, agreements of indemnity, self-insured workers’ compensation bonds, policies, programs, and plans for workers’ compensation and workers’ compensation Insurance Contracts (collectively, the “Workers’ Compensation Contracts”). In the event of a Restructuring, all Proofs of Claims on account of workers’ compensation shall, provided that the Debtors or the Reorganized Debtors continue to honor such obligations, be deemed withdrawn automatically, and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable non-bankruptcy law with respect to the Workers’ Compensation Contracts; provided, further, that nothing herein shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable state law and/or the Workers’ Compensation Contracts.

In the event of a Sale Transaction, the Workers’ Compensation Contracts shall either be assumed and assigned upon consummation of an applicable Sale Transaction in accordance with the terms and conditions of the applicable Sale Transaction Documentation or, if no Successful Bidder assumes the Workers’ Compensation Programs, rejected.

Article VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distribution on Account of Claims Allowed as of the Effective Date

Except as otherwise provided in the Plan or a Final Order, or as agreed to by the relevant parties, distributions under the Plan on account of Claims Allowed on or before the Effective Date shall be made on the Initial Distribution Date; provided that (1) Allowed Administrative Claims and Allowed OpCo General Unsecured Claims with respect to liabilities incurred by the Debtors in the ordinary course of business shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business or industry practice; and (2) Allowed Priority Tax Claims shall be satisfied in accordance with Article II.C herein.

B.	Distributions on Account of Claims Allowed After the Effective Date

1. Payments and Distributions on Disputed Claims

Except as otherwise provided in the Plan, a Final Order, or as agreed to by the relevant parties, distributions on account of Disputed Claims that become Allowed after the Effective Date shall be made on the next Periodic Distribution Date that is at least thirty (30) days after the Disputed Claim becomes an Allowed Claim; provided that (a) Disputed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business that become Allowed after the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice and (b) Disputed Priority Tax Claims that become Allowed Priority Tax Claims after the Effective Date shall be treated as Allowed Priority Tax Claims in accordance with Article II.C of the Plan.

2. Special Rules for Distributions to Holders of Disputed Claims

Notwithstanding any provision in the Plan to the contrary and except as otherwise agreed to by the relevant parties, no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order.

C.	Timing and Calculation of Amounts to Be Distributed

Except as otherwise provided herein, on the Initial Distribution Date each Holder of an Allowed Claim shall receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class. If and to the extent that any Disputed Claims exist, distributions on account of such Disputed Claims shall be made pursuant to Article VI.B and Article VII of the Plan. Except as otherwise provided in the Plan, Holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

D.	Delivery of Distributions

1. Record Date for Distributions

For purposes of making distributions on the Initial Distribution Date only, the Distribution Agent shall be authorized and entitled to recognize only those Holders of Claims reflected in the Debtors’ books and records as of the close of business on the Distribution Record Date. If a Claim, other than one based on a publicly-traded security, is transferred (a) twenty-one (21) or more days before the Distribution Record Date and reasonably satisfactory documentation evidencing such transfer is Filed with the Court, the Distribution Agent shall make the applicable distributions to the applicable transferee, or (b) twenty (20) or fewer days before the Distribution Record Date, the Distribution Agent shall make distributions to the transferee only to the extent practical and, in any event, only if the relevant transfer form is Filed with the Court and contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

2. Delivery of Distributions in General

Except as otherwise provided in the Plan, the Distribution Agent shall make distributions to Holders of Allowed Claims at the address for each such Holder as indicated in the Debtors’ records as of the date of any such distribution, including the address set forth in any Proof of Claim filed by that Holder, if applicable; provided that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors or Plan Administrator, as applicable.

3. Delivery of Distributions on DIP Facility Claims

The DIP Agent (or the Plan Administrator, if no DIP Agent has been appointed) shall be deemed to be the Holder of all DIP Facility Claims for purposes of distributions to be made hereunder, and all distributions on account of such DIP Facility Claims shall be made to the applicable DIP Agent (or the Plan Administrator, if no DIP Agent has been appointed). As soon as practicable following the Effective Date, the DIP Agent shall arrange to deliver or direct the delivery of such distributions to or on behalf of the applicable Holders of the applicable DIP Facility Claims in accordance with the terms of the applicable DIP Facility, subject to any modifications to such distributions in accordance with the terms of the Plan. Notwithstanding anything in the Plan to the contrary, and without limiting the exculpation and release provisions of the Plan, the DIP Agent (or the Plan Administrator, if no DIP Agent has been appointed) shall not have any liability to any Entity with respect to distributions made or directed to be made by the DIP Agent (or the Plan Administrator, if no DIP Agent has been appointed).

4. Distributions by Distribution Agents

The Debtors, the Reorganized Debtors, or Plan Administrator, as applicable, shall have the authority to enter into agreements with one or more Distribution Agents to facilitate the distributions required hereunder. To the extent the Debtors, the Reorganized Debtors, or Plan Administrator, as applicable, determine to utilize a Distribution Agent to facilitate the distributions under the Plan to Holders of Allowed Claims, any such Distribution Agent would first be required to: (a) affirm its obligation to facilitate the prompt distribution of any documents; (b) affirm its obligation to facilitate the prompt distribution of any recoveries or distributions required under the Plan; (c) waive any right or ability to setoff, deduct from or assert any lien or encumbrance against the distributions required under the Plan to be distributed by such Distribution Agent; and (d) post a bond, obtain a surety or provide some other form of security for the performance of its duties, the costs and expenses of procuring which shall be borne by the Debtors, the Reorganized Debtors, or Plan Administrator, as applicable.

The Debtors, Reorganized Debtors, or Plan Administrator, as applicable, shall pay to the Distribution Agents all reasonable and documented fees and expenses of the Distribution Agents without the need for any approvals, authorizations, actions, or consents. The Distribution Agents shall submit detailed invoices to the Debtors, Reorganized Debtors, or Plan Administrator, as applicable, for all fees and expenses for which the Distribution Agent seeks reimbursement and the Debtors, Reorganized Debtors, or Plan Administrator, as applicable, shall pay those amounts that they, in their sole discretion, deem reasonable, and shall object in writing to those fees and expenses, if any, that the Debtors, Reorganized Debtors, or Plan Administrator, as applicable, deem to be unreasonable. In the event that the Debtors, Reorganized Debtors, or Plan Administrator, as applicable, object to all or any portion of the amounts requested to be reimbursed in a Distribution Agent’s invoice, the Debtors, Reorganized Debtors, or Plan Administrator, as applicable, and such Distribution Agent shall endeavor, in good faith, to reach mutual agreement on the amount of the appropriate payment of such disputed fees and/or expenses. In the event that the Debtors, Reorganized Debtors, or Plan Administrator, as applicable, and a Distribution Agent are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Bankruptcy Court.

5. Minimum Distributions

Notwithstanding anything herein to the contrary, other than on account of Claims in Classes 1 and 2, the Reorganized Debtors, the Plan Administrator, and the Distribution Agents, as applicable, shall not be required to make distributions or payments of less than $100 (whether Cash or otherwise) and shall not be required to make partial distributions or payments of fractions of dollars. Whenever any payment or distribution of a fraction of a dollar or fractional share of New Common Equity under the Plan would otherwise be called for, the actual payment or distribution will reflect a rounding down of such fraction to the nearest whole dollar or share of New Common Equity.

6. Undeliverable Distributions

a.	Holding of Certain Undeliverable Distributions

Undeliverable distributions shall remain in the possession of the Reorganized Debtors or Plan Administrator, as applicable, until such time as any such distributions become deliverable or are otherwise disposed of in accordance with applicable nonbankruptcy law (notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary). Undeliverable distributions shall not be entitled to any additional interest, dividends, or other accruals of any kind on account of their distribution being undeliverable. Nothing contained herein shall require the Reorganized Debtors or Plan Administrator, as applicable, to attempt to locate any Holder of an Allowed Claim.

b.	Failure to Present Checks

Checks issued by the Reorganized Debtors or the Plan Administrator (or their Distribution Agent) on account of Allowed Claims shall be null and void if not negotiated within 90 days after the issuance of such check. Requests for reissuance of any check shall be made directly to the Distribution Agent by the Holder of the relevant Allowed Claim with respect to which such check originally was issued.

E.	Compliance with Tax Requirements/Allocations

In connection with the Plan, to the extent applicable, the Reorganized Debtors and Plan Administrator, as applicable, shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors, Plan Administrator, and/or the Distribution Agent, as applicable, shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate, including requiring as a condition to the receipt of a distribution, that the Holders of an Allowed Claim complete an IRS Form W-8 or W-9, as applicable. The Reorganized Debtors and Plan Administrator, as applicable, reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, liens and encumbrances. For tax purposes, distributions in full or partial satisfaction of Allowed Claims shall be allocated first to the principal amount (as determined for U.S. federal income tax purposes) of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims.

F.	Surrender of Canceled Instruments or Securities

On the Effective Date or as soon as reasonably practicable thereafter, each Holder of a certificate or instrument evidencing a Claim or an Equity Interest shall be deemed to have surrendered such certificate or instrument to the Distribution Agent. Such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors, and except as provided otherwise under the Plan, including the Debtor Release and the Third-Party Release, such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Equity Interest, which shall continue in effect for purposes of allowing Holders to receive distributions under the Plan and allowing indenture trustees to exercise charging liens, priorities of payment, and indemnification rights.

G.	Applicability of Insurance Policies.

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable Insurance Contract. Except for the releases and exculpation provisions of Article IX, nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including Insurers under any Insurance Contracts, nor shall anything contained herein constitute or be deemed a waiver by such Insurers of any rights or defenses, including coverage defenses, held by such Insurers under the Insurance Contracts.

Article VII.

PROCEDURES FOR RESOLVING DISPUTED,

CONTINGENT, AND UNLIQUIDATED CLAIMS

A.	Allowance of Claims

After the Effective Date, and except as otherwise provided in this Plan, the Reorganized Debtors or Plan Administrator, as applicable, shall have and shall retain any and all available rights and defenses that the Debtors had with respect to any Claim, including, without limitation, the right to assert any objection to Claims based on the limitations imposed by section 502 of the Bankruptcy Code. The Debtors and the Reorganized Debtors, or Plan Administrator, as applicable, may contest the amount and validity of any Disputed Claim or contingent or unliquidated Claim in the ordinary course of business in the manner and venue in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced.

B.	Prosecution of Objections to Claims

Except as otherwise specifically provided in the Plan, the Reorganized Debtors, or Plan Administrator, as applicable, shall have the authority: (1) to file, withdraw, or litigate to judgment objections to Claims; (2) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

C.	Estimation of Claims

Before or after the Effective Date, the Debtors, Reorganized Debtors, or Plan Administrator, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection; and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection; provided that if the Bankruptcy Court resolves the Allowed amount of a Claim, the Debtors and Reorganized Debtors or Plan Administrator, as applicable, shall not be permitted to seek an estimation of such Claim). Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor or Plan Administrator, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim subject to applicable law.

D.	No Distributions Pending Allowance

If any portion of a Claim is Disputed, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Claim becomes an Allowed Claim; provided that if only a portion of a Claim is Disputed, such Claim shall be deemed Allowed in the amount not Disputed and payment or distribution shall be made on account of such undisputed amount.

E.	Time to File Objections to Claims

Any objections to Claims shall be Filed on or before the Claims Objection Deadline, subject to any extensions thereof approved by the Bankruptcy Court.

Article VIII.

CONDITIONS PRECEDENT TO

CONFIRMATION AND THE EFFECTIVE DATE

A.	Conditions Precedent to Confirmation

1.	The Disclosure Statement Order shall have been entered by the Bankruptcy Court in form and substance acceptable to the DIP Lender, C5, and the Debtors.

2.	In the event of a Plan Sale Transaction, the Plan Sale Transaction Documentation shall not have been terminated in accordance with its terms.

B.	Conditions Precedent to the Effective Date

The following are conditions precedent to the Effective Date that must be satisfied or waived in accordance with Article VIII.C hereof:

1.

the Bankruptcy Court shall have entered the Confirmation Order in form and substance acceptable to the DIP Lender, C5, and the Debtors, and such order shall not have been vacated, and not be subject to a stay pending appeal;

2.

all governmental and third-party approvals, authorizations, rulings, documents, and consents that may be necessary in connection with the Restructuring and related transactions or Plan Sale Transaction (as applicable) shall have been obtained, not be subject to unfulfilled conditions, and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent, or otherwise impose materially adverse conditions on the Restructuring and related transactions or Plan Sale Transaction (as applicable);

3.

no court of competent jurisdiction or other competent governmental or regulatory authority shall have issued a final and non-appealable order making illegal or otherwise restricting, limiting, preventing, or prohibiting the consummation of any Sale Transaction or Restructuring, as applicable, or any related transactions;

4.	the DIP Orders shall not have been vacated, stayed, or modified without the prior written consent of the DIP Lender and there shall be no default or event of default existing under the DIP Facility;

5.	the New Organizational Documents shall have been adopted;

6.	the Debtors shall have implemented the Restructuring Transactions and all other transactions contemplated by the Plan in a manner consistent in all respects with the Plan;

7.

the final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein (and any amendment thereto), each in a form and substance acceptable to the DIP Lender, C5, and the Debtors, shall have been filed;

8.	in the event of a Restructuring, the relevant Debtors shall have entered into the Exit Facility; and

9.	amounts sufficient to pay Retained Professionals in full shall have been placed in the Professional Fee Escrow Account pending approval of payment of such fees and expenses by the Bankruptcy Court.

C.	Waiver of Conditions

The Debtors, with the prior written consent of the DIP Lender and C5, may waive any of the conditions to the Effective Date set forth above at any time, without any notice to parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than a proceeding to confirm the Plan.

D.	Effect of Non-Occurrence of Conditions to the Effective Date

If the Effective Date does not occur: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan, the Confirmation Order, or the Disclosure Statement shall: (a) constitute a waiver or release of any Claims, Interests, or Causes of Action; (b) prejudice in any manner the rights of the Debtors or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

Article IX.

RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.	Discharge of Claims and Termination of Equity Interests; Compromise and Settlement of Claims, Equity Interests, and Controversies.

Pursuant to and to the fullest extent permitted by section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan (including, for the avoidance of doubt, Article III.C), the distributions, rights, and treatment that are provided in the Plan shall be in full and final satisfaction, settlement, release, and discharge, effective as of the Effective Date, of all Equity Interests and Claims of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against the Debtors, the Reorganized Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or Equity Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim is Allowed; or (3) the Holder of such Claim or Equity Interest has accepted the Plan. Except as otherwise provided herein, any default by the Debtors with respect to any Claim that existed immediately prior to or on account of the filing of the Chapter 11 Cases shall be deemed cured on the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring, except as otherwise expressly provided in the Plan. For the avoidance of doubt, (i) nothing in this Article IX.A shall affect the rights of Holders of Claims to seek to enforce the Plan, including the distributions to which Holders of Allowed Claims are entitled under the Plan, and (ii) notwithstanding any other Plan provision to the contrary, in the event a Sale Transaction is consummated, the Debtors shall not receive a discharge, pursuant to section 1141(d)(3) of the Bankruptcy Code.

B.	Releases by the Debtors

Pursuant to section 1123(b) and any other applicable provisions of the Bankruptcy Code, and except as otherwise expressly provided in this Plan, effective as of the Effective Date, for good and valuable consideration provided by each of the Released Parties, the adequacy and sufficiency of which is hereby confirmed, the Debtor Releasing Parties will be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever provided a full release, to the maximum extent permitted by law, to each of the Released Parties (and each such Released Party so released shall be deemed forever released by the Debtor Releasing Parties) and their respective assets and properties (the “Debtor Release”) from any and all claims, Causes of Action, and any other debts, obligations, rights, suits, damages, actions, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, whether directly or derivatively held, existing as of the Effective Date or thereafter arising, in law, at equity or otherwise, whether for tort, contract, violations of federal or state statutory or common laws, or any other applicable international, foreign, or domestic law, rule, statute, regulation, treaty, right, duty, requirement or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way in whole or in part to any of the Debtors, including, without limitation, (i) the Chapter 11 Cases, the Disclosure Statement, this Plan, the Restructuring Documents, or the Sale Process; (ii) the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in this Plan; (iii) the business or contractual arrangements between any Debtor and any Released Parties; (iv) the negotiation, formulation or preparation of this Plan, the Disclosure Statement, the Plan Supplement, the Restructuring Documents, any Sale Transaction Documentation, or any agreements, instruments or other documents related to any of the foregoing; (v) the restructuring of Claims or Equity Interests prior to or during the Chapter 11 Cases; (vi) the purchase, sale, or rescission of the purchase or sale of any Equity Interest of the Debtors or the Reorganized Debtors; and/or (vii) the Confirmation or consummation of this Plan or the solicitation of votes on this Plan that such Debtor Releasing Party would have been legally entitled to assert (whether individually, collectively, or on behalf of any Holder of a Claim or Equity Interest) or that any Holder of a Claim or Equity Interest or other Entity would have been legally entitled to assert for, or on behalf or in the name of, any Debtor, its respective Estate or any Reorganized Debtor (whether directly or derivatively) against any of the Released Parties; provided, however, that the foregoing provisions of this Debtor Release shall not operate to waive or release: (i) any Causes of Action arising from willful misconduct, actual fraud, or gross negligence of such applicable Released Party as determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction; and/or (ii) the rights of such Debtor Releasing Party to enforce this Plan, any Sale Transaction Documentation and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with this Plan or any Sale Transaction or assumed pursuant to this Plan or any Sale Transaction or assumed pursuant to Final Order of the Bankruptcy Court. The foregoing release shall be effective as of the Effective Date without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person, and the Confirmation Order will permanently enjoin the commencement or prosecution by any Person or Entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, or liabilities released pursuant to this Debtor Release. Notwithstanding the foregoing, nothing in this Article IX.B shall or shall be deemed to (i) prohibit the Debtors or the Reorganized Debtors from asserting and enforcing any claims, obligations, suits, judgments, demands, debts, rights, Causes of Action or liabilities they may have against any Person that is based upon an alleged breach of a confidentiality or non-compete obligation owed to the Debtors or the Reorganized Debtors and/or (ii) operate as a release or waiver of any Intercompany Claims, in each case unless otherwise expressly provided for in this Plan.

C.	Third-Party Release

Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) and any other applicable provisions of the Bankruptcy Code, effective as of the Effective Date, to the fullest extent permitted by applicable law, for good and valuable consideration provided by each of the Released Parties, the adequacy and sufficiency of which is hereby confirmed, and without limiting or otherwise modifying the scope of the Debtor Release provided by the Debtor Releasing Parties above, each Non-Debtor Releasing Party, on behalf of itself and any other Persons that might seek to claim under or through such Non-Debtor Releasing Party, including any affiliates, heirs, executors, administrators, successors, assigns, managers, accountants, attorneys, Representatives, consultants, and agents, will be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever provided a full release to each of the Released Parties (and each such Released Party so released shall be deemed forever released by the Non-Debtor Releasing Parties) and their respective assets and properties (the “Third-Party Release”) from any and all claims, interests, Causes of Action, and any other debts, obligations, rights, suits, damages, actions, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, matured or unmatured, whether directly or derivatively held, existing as of the Effective Date or thereafter arising, in law, at equity or otherwise, whether for tort, contract, violations of federal or state statutory or common laws, or any other applicable international, foreign, or domestic law, rule, statute, regulation, treaty, right, duty, requirement or otherwise, based on or relating to, or in any manner arising from, in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way in whole or in part to any of the Debtors, including, without limitation, (i) the Chapter 11 Cases, the Disclosure Statement, this Plan, the Restructuring Documents, or the Sale Process; (ii) the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in this Plan; (iii) the business or contractual arrangements between any Debtor and any Released Parties; (iv) the negotiation, formulation or preparation of this Plan, the Disclosure Statement, the Plan Supplement, the Restructuring Documents, any Sale Transaction Documentation, or any agreements, instruments or other documents related to any of the foregoing; (v) the restructuring of Claims or Equity Interests prior to or during the Chapter 11 Cases; (vi) the purchase, sale, or rescission of the purchase or sale of any Equity Interest of the Debtors or the Reorganized Debtors; and/or (vii) the Confirmation or consummation of this Plan or the solicitation of votes on this Plan that such Non-Debtor Releasing Party would have been legally entitled to assert (whether individually or collectively) against any of the Released Parties; provided, however, that the foregoing provisions of this Third-Party Release shall not operate to waive or release: (i) any Causes of Action arising from willful misconduct, actual fraud, or gross negligence of such applicable Released Party as determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction; and/or (ii) the rights of such Non-Debtor Releasing Party to enforce this Plan, any Sale Transaction Documentation and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with this Plan or any Sale Transaction or assumed pursuant to this Plan or any Sale Transaction or Final Order of the Bankruptcy Court. The foregoing release shall be effective as of the Effective Date, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person, and the Confirmation Order will permanently enjoin the commencement or prosecution by any Person or Entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, or liabilities released pursuant to this Third-Party Release.

D.	Exculpation

Effective as of the Effective Date, the Exculpated Parties shall neither have nor incur any liability to any Person or Entity for any claims or Causes of Action or for any act taken or omitted to be taken on or after the Petition Date and prior to or on the Effective Date in connection with, or related to, the administration of the Chapter 11 Cases, commencement of the Chapter 11 Cases, pursuit of Confirmation and consummation of this Plan, making Distributions, the Disclosure Statement, the Sale Process, the Sale Order, or the solicitation of votes for, or Confirmation of, this Plan; the occurrence of the Effective Date; the administration of this Plan or the property to be distributed under this Plan; the issuance of securities under or in connection with this Plan; the purchase, sale, or rescission of the purchase or sale of any asset or security of the Debtors; or the transactions or documentation in furtherance of any of the foregoing; or any other postpetition, pre-Effective Date act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors, the approval of the Disclosure Statement or Confirmation or consummation of this Plan; provided, however, that the foregoing provisions of this exculpation shall not operate to waive or release: (i) any Causes of Action arising from willful misconduct, actual fraud, or gross negligence of such applicable Exculpated Party as determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction; and/or (ii) the rights of any Person or Entity to enforce this Plan and the contracts, instruments, releases, indentures, and other agreements and documents delivered under or in connection with this Plan or assumed pursuant to this Plan or Final Order of the Bankruptcy Court; provided, further, that each Exculpated Party shall be entitled to rely upon the advice of counsel concerning its respective duties pursuant to, or in connection with, the above referenced documents, actions or inactions. The foregoing exculpation shall be effective as of the Effective Date without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person. Notwithstanding the foregoing, nothing in this Article IX.D shall or shall be deemed to prohibit the Debtors or the Reorganized Debtors from asserting and enforcing any claims, obligations, suits, judgments, demands, debts, rights, Causes of Action or liabilities they may have against any Person that is based upon an alleged breach of a confidentiality or non-compete obligation owed to the Debtors or the Reorganized Debtors, in each case unless otherwise expressly provided for in this Plan. The Exculpation will be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such Exculpated Parties from liability.

E.	Injunction

Except as otherwise provided in the Plan or the Confirmation Order (and, for the avoidance of doubt, subject to Article III.C), all entities who have held, hold, or may hold Claims, Interests, Causes of Action, or liabilities that: (a) are subject to compromise and settlement pursuant to the terms of the Plan; (b) have been released pursuant to Article IX.B of the Plan; (c) have been released pursuant to Article IX.C of the Plan, (d) are subject to exculpation pursuant to Article IX.D of the Plan (but only to the extent of the exculpation provided in Article IX.D of the Plan), or (e) are otherwise discharged, satisfied, stayed or terminated pursuant to the terms of the Plan, are permanently enjoined and precluded, from and after the Effective Date, from commencing or continuing in any manner, any action or other proceeding on account of any such claims, interests, Causes of Action, or liabilities that have been compromised, released, exculpated or settled, as applicable, against the Debtors, the Reorganized Debtors, or any Entity so released or exculpated (or the property or estate of any Entity, directly or indirectly, so released or exculpated) pursuant to the terms of this Plan, including C5, each DIP Lender, and each Exit Facility Lender.

F.	Setoffs and Recoupment

Except as otherwise provided herein, each Reorganized Debtor or the Plan Administrator, as applicable, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable bankruptcy or non-bankruptcy law, or as may be agreed to by the Holder of an Allowed Claim, may set off or recoup against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim, any claims, rights, and Causes of Action of any nature that the applicable Debtor or Reorganized Debtor may hold against the Holder of such Allowed Claim, to the extent such claims, rights, or Causes of Action have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan, a Final Order or otherwise); provided that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Reorganized Debtor or the Plan Administrator, as applicable, of any such claims, rights, and Causes of Action.

G.	Release of Liens

Except as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the applicable Reorganized Debtor and its successors and assigns or, in the event of a Sale Transaction, the Plan Administrator.

To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Debtors, the Reorganized Debtors, the Plan Administrator, or any administrative agent, collateral agent or indenture trustee under any Exit Facility (at the expense of the Debtors or Reorganized Debtors, as applicable) that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of Uniform Commercial Code termination statements, deposit account control agreement terminations, and any other applicable filings or recordings, and the Reorganized Debtors or Plan Administrator, as applicable, shall be entitled to file Uniform Commercial Code terminations or to make any other such filings or recordings on such Holder’s behalf.

H.	Subordinated Claims and Interests

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments thereof under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, including rights of payment under the absolute priority rule, whether arising under general principles of equitable subordination, sections 510(a), 510(b), or 510(c) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors reserve the right to subordinate and reclassify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

Article X.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, except to the extent set forth herein, and in addition to the matters over which the Bankruptcy Court shall have retained jurisdiction pursuant to the Sale Order, if any, or any other order of the Bankruptcy Court, the Bankruptcy Court shall retain jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

A. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

B. decide and resolve all matters related to the granting and denying, in whole or in part, of any applications for allowance of compensation or reimbursement of expenses to Retained Professionals required by the Bankruptcy Code or the Plan;

C. resolve any matters related to: (1) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure Costs arising therefrom, including Cure Costs pursuant to section 365 of the Bankruptcy Code; (2) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; and (3) any dispute regarding whether a contract or lease is or was executory or expired;

D. ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

E. adjudicate, decide or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

F. adjudicate, decide or resolve any and all matters related to Causes of Action;

G. adjudicate, decide or resolve any and all matters related to section 1141 of the Bankruptcy Code;

H. resolve any cases, controversies, suits, or disputes that may arise in connection with General Unsecured Claims, including the establishment of any bar dates, related notices, claim objections, allowance, disallowance, estimation and distribution;

I. enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

J. enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

K. resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the interpretation or enforcement of the Plan or any contract, instrument, release or other agreement or document that is entered into or delivered pursuant to the Plan, or any Entity’s rights arising from or obligations incurred in connection with the Plan;

L. issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with enforcement of the Plan;

M. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

N. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid;

O. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

P. determine any other matters that may arise in connection with or related to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement;

Q. enter one or more orders or final decrees concluding or closing the Chapter 11 Cases;

R. adjudicate any and all disputes arising from or relating to distributions under the Plan;

S. consider any modification of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

T. determine requests for payment of Claims entitled to priority pursuant to section 507 of the Bankruptcy Code;

U. hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan (other than any dispute arising after the Effective Date under, or directly with respect to, the Exit Facility, if any, which such disputes shall be adjudicated in accordance with the Exit Facility, if any);

V. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

W. hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

X. hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the releases, injunctions, and exculpations provided under Article IX of the Plan;

Y. enforce all orders previously entered by the Bankruptcy Court; and

Z. hear any other matter not inconsistent with the Bankruptcy Code.

Article XI.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF PLAN

A.	Modification of Plan

Subject to the limitations contained in the Plan, the Debtors, Reorganized Debtors, or Plan Administrator, as applicable, reserve the right to, in accordance with the Bankruptcy Code and the Bankruptcy Rules: (1) amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code, in accordance with section 1127(a) of the Bankruptcy Code; (2) amend or modify the Plan after the entry of the Confirmation Order and before substantial consummation of the Plan in accordance with section 1127(b) of the Bankruptcy Code upon order of the Bankruptcy Court; and (3) remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan upon order of the Bankruptcy Court.

B.	Effect of Confirmation on Modifications

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

C.	Revocation of Plan; Reservation of Rights if Effective Date Does Not Occur

Subject to the conditions to the Effective Date, the Debtors reserve the right to revoke or withdraw the Plan prior to the entry of the Confirmation Order and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan or if entry of the Confirmation Order or the Effective Date does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant hereto shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any claims by or against, or any Equity Interests in, such Debtor or any other Entity; (b) prejudice in any manner the rights of the Debtors or any other Entity; or (c) constitute an admission of any sort by the Debtors or any other Entity.

Article XII.

MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect

Notwithstanding Bankruptcy Rules 3020(e), 6004(g), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the documents and instruments contained in the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors or Plan Administrator, as applicable, and any and all Holders of Claims and Interests (irrespective of whether Holders of such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan and any and all non- Debtor parties to Executory Contracts and Unexpired Leases. The Confirmation Order shall contain a waiver of any stay of enforcement otherwise applicable, including pursuant to Bankruptcy Rule 3020(e) and 7062.

B.	Additional Documents

On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors, Reorganized Debtors, or Plan Administrator, as applicable, and all Holders of Claims receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

C.	Reservation of Rights

The Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

D.	Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, agent, representative, attorney, beneficiaries or guardian, if any, of each Entity.

E.	Service of Documents

Any notice, direction or other communication given regarding the matters contemplated by this Plan must be in writing, sent by personal delivery, electronic mail or courier, and addressed as follows:

Debtors	Counsel to the Debtors

IronNet, Inc. 7900 Tysons One Place, Suite 400 McLean, VA 22102 Attn: Cameron Pforr (cameron.pforr@ironnetcybersecurity.com)

Young Conaway Stargatt & Taylor, LLP

Rodney Square

1000 N. King Street

Wilmington, Delaware 19801

Attn:

Sean M. Beach (sbeach@ycst.com), Kenneth J. Enos (kenos@ycst.com), and Elizabeth S. Justison (ejustison@ycst.com)

-and-

Arnold & Porter Kaye Scholer LLP

70 West Madison Street

Suite 4200

Chicago, Illinois 60602-4231

Attn:

Brian J. Lohan (brian.lohan@arnoldporter.com), Michael Penney (Michael.penney@arnoldporter.com), and Alexander Hevia (alexander.hevia@arnoldporter.com)

Counsel to the Committee	Counsel to the DIP Lenders

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Attn:

Sean Mitchell (smitchell@paulweiss.com), Diane Meyers (demeyers@paulweiss.com), and Grace Hotz (ghotz@paulweiss.com)

-and-

Landis Rath & Cobb LLP

919 Market Street, Suite 1800

P.O. Box 2087

Wilmington, DE 19899

Attn:

Rick Cobb (cobb@lrclaw.com) and Joshua Brooks (brooks@lrclaw.com)

After the Effective Date, the Reorganized Debtors or Plan Administrator, as applicable, have authority to send a notice to Entities that, to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors or Plan Administrator, as applicable, are authorized to limit the list of Entities receiving documents pursuant to a pre-Effective request under Bankruptcy Rule 2002 to those Entities who have filed renewed requests pursuant to Bankruptcy Rule 2002; provided that the Reorganized Debtors or the Plan Administrator, as applicable, shall also provide notice of any post Effective Date matters to any entity that has a direct pecuniary interest in the relief sought by the pleading.

In accordance with Bankruptcy Rules 2002 and 3020(c), within ten (10) Business Days of the date of entry of the Confirmation Order, the Debtors shall serve the Notice of Confirmation by United States mail, first class postage prepaid, by hand, or by overnight courier service to all parties served with the Confirmation Hearing Notice; provided that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed a Confirmation Hearing Notice, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address, provided that the Debtors are unable to ascertain new address information for such Entity after a commercially reasonable search. Mailing of the Notice of Confirmation in the time and manner set forth in this paragraph shall be good and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c), and no further notice is necessary.

F.	Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

G.	Entire Agreement

On the Effective Date, the Confirmation Order, Plan, and the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects.

H.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Delaware without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters; provided that corporate governance matters relating to Debtors or Reorganized Debtors, as applicable, not incorporated in Delaware shall be governed by the laws of the state of incorporation of the applicable Debtor or Reorganized Debtor, as applicable.

I.	Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. Except as otherwise provided in the Plan, such exhibits and documents included in the Plan Supplement shall initially be filed with the Bankruptcy Court on or before the Plan Supplement Filing Date to the extent practicable. After the exhibits and documents are filed, copies of such exhibits and documents shall be made available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at https://cases.stretto.com/ironnet or the Bankruptcy Court’s website at www.deb.uscourts.gov.

J.	Nonseverability of Plan Provisions upon Confirmation

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the consent of the Debtors; and (3) nonseverable and mutually dependent.

K.	Conflicts

To the extent that any provision of the Disclosure Statement, or any order entered prior to Confirmation (for avoidance of doubt, not including the Confirmation Order) referenced in the Plan (or any exhibits, appendices, supplements, or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control. To the extent that any provision of the Plan conflicts with or is in any way inconsistent with any provision of the Confirmation Order, the Confirmation Order shall govern and control.

L.	Dissolution of the Committee

The Committee shall dissolve, and the current and former members of the Committee shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases on the Effective Date; provided that the Committee and its professionals shall have the right to file, prosecute, review, and object to any applications for compensation and reimbursement of expenses filed in accordance with Article II.A.2 hereof.

M.	Section 1125(e) Good Faith Compliance

The Debtors, the Reorganized Debtors, and each of their respective current and former officers, directors, members (including ex officio members), managers, employees, partners, advisors, attorneys, professionals, accountants, investment bankers, investment advisors, actuaries, affiliates, financial advisors, consultants, agents, and other representatives of each of the foregoing Entities (whether current or former, in each case in his, her or its capacity as such), shall be deemed to have acted in “good faith” under section 1125(e) of the Bankruptcy Code.

Respectfully submitted, as of the date first set forth above,

IronNet, Inc. (on behalf of itself and all other Debtors)

By:	/s/ Cameron Pforr
Name:	Cameron Pforr
Title:	President and Chief Financial Officer